UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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MASTEC, INC.

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MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(305) 599-1800

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

The 2015 Annual Meeting of Shareholders of MasTec, Inc. will be held on October 15, 2015 at 9:30 a.m., local time, at the Douglas Entrance Building, South Tower, located at 806 S. Douglas Road, 10th Floor, Royal Poinciana Conference Room, Coral Gables, Florida 33134. At the Annual Meeting, shareholders will be asked to vote on the following proposals:

1.	The election of José R. Mas and John Van Heuvelen as Class II Directors to serve until the 2018 Annual Meeting of Shareholders;

2.	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2015 fiscal year;

3.	Approval of the proposed Amended and Restated Employee Stock Purchase Plan, referred to as the 2011 ESPP, to increase the maximum number of shares issuable thereunder from 1,000,000 to 2,000,000; and

4.	Such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

The proposals are discussed more fully in the Proxy Statement accompanying this notice. Shareholders of record at the close of business on August 11, 2015 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

Pursuant to the rules and regulations adopted by the Securities and Exchange Commission, which we refer to as the SEC, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials on or about September 2, 2015 to our shareholders of record on August 11, 2015. The Notice of Internet Availability of Proxy Materials contains instructions for how to access our Proxy Statement and Annual Report and how to vote. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.

We encourage you to attend the Annual Meeting. Whether or not you plan to attend in person, it is important that your shares be represented and voted at the Annual Meeting. You may vote your shares over the Internet or by telephone. If you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. Instructions regarding the methods of voting are contained in the proxy card. Voting over the Internet, by telephone or by mailing a proxy card will not limit your right to attend the Annual Meeting and vote your shares in person.

By Order of the Board of Directors,

José R. Mas, Chief Executive Officer

Coral Gables, Florida

September 2, 2015

PROXY STATEMENT

2015 ANNUAL MEETING OF SHAREHOLDERS OF MASTEC, INC.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Why did I receive this Proxy Statement?

The Board of Directors of MasTec, Inc., referred to as MasTec or the Company, is furnishing this Proxy Statement to solicit proxies on its behalf to be voted at the 2015 Annual Meeting of Shareholders of MasTec to be held at the Douglas Entrance Building, South Tower, located at 806 S. Douglas Road, 10th Floor, Royal Poinciana Conference Room, Coral Gables, Florida 33134, on October 15, 2015, at 9:30 a.m. local time. This Proxy Statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote.

When was this Proxy Statement first sent or given to security holders?

We began mailing the Notice of Internet Availability of Proxy Materials on or about September 2, 2015 to shareholders of record at the close of business on August 11, 2015.

Who is entitled to vote?

Only holders of record of shares of our common stock at the close of business on August 11, 2015, the record date, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the meeting. On the record date, 79,839,747 shares of common stock were issued and outstanding.

What is the quorum for the meeting?

A quorum requires the presence, in person or by proxy, of a majority of shares of common stock entitled to vote. No business may be conducted at the Annual Meeting if a quorum is not present. If less than a majority of outstanding shares entitled to vote is represented at the Annual Meeting, then a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken, unless a new record date is fixed for the Annual Meeting (in which case a notice of the adjourned meeting will be given to shareholders of record on such new record date, each of whom would entitled to vote at the adjourned meeting).

How many votes do I have?

Each share of common stock entitles its owner to one vote on each matter brought before the Annual Meeting.

How do shareholders of record vote?

If your shares of our common stock are registered directly in your name, then you are a shareholder of record, and you will receive your Notice of Internet Availability of Proxy Materials directly from us.

For shareholders of record, voting instructions submitted via mail, telephone or the Internet must be received by Broadridge, our independent tabulator, by 11:59 p.m., Eastern Time, on October 14, 2015. Submitting your vote via mail, telephone or the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. See “Can I change my vote after I have voted?” below.

The Internet and telephone voting procedures available to you are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet or telephone should understand that third parties may charge fees for voting in this manner, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareholder.

A shareholder of record may vote in person by attending the Annual Meeting, presenting proof of identity, and delivering a completed proxy card or ballot in person.

How do I vote my shares if they are held by my broker?

If you hold your shares of common stock through a broker, bank or other financial institution, then you are considered the beneficial owner of shares held in “street name,” and you will receive voting instructions from your broker, bank or other institution. If you hold shares of our common stock in street name and wish to vote in person at the meeting, then you must present a recent proxy from your bank, broker or other nominee that validates your ownership, as of the record date, of the shares of common stock that you intend to vote. You also must present proof of identity to enter the meeting.

How do I vote my shares that are held in my 401(k) Retirement Plan?

All persons who have shares of our common stock allocated to their accounts as participants or beneficiaries under the MasTec, Inc. 401(k) Retirement Plan, which we refer to as the 401(k) Plan, may instruct Bank of America Merrill Lynch, which acts as the trustee for the 401(k) Plan and which we refer to as the Trustee, to vote the shares of common stock held for their account as participants or beneficiaries of the 401(k) Plan. You can instruct the voting of stock you hold in the 401(k) Plan by requesting a voting instruction card to sign, date, and return, or by submitting your vote by telephone or through the Internet. Please see the Notice of Internet Availability of Proxy Materials we sent to you or this Proxy Statement for specific instructions on how to provide voting instructions by any of these methods. Please note that your voting instructions for stock you hold in the 401(k) Plan must be returned by 11:59 p.m., Eastern Time, on October 14, 2015. In the event no voting instruction card is received from a participant or beneficiary or a voting instruction card is received without instructions, or in the event shares are not yet allocated to any participant’s account, those shares will not be voted for any of the proposals. The Trustee does not know of any other business to be brought before the Annual Meeting but it is intended that, if any other matters properly come before the Annual Meeting, the Trustee as proxy will vote upon such matters according to its judgment.

Any 401(k) Plan participant or beneficiary who executes and delivers a proxy card may revoke it at any time prior to its use by executing and delivering a duly executed voting instruction card bearing a later date or by giving written notice to the Trustee. The Trustee will vote the shares held for the accounts of the participants or their beneficiaries in the 401(k) Plan in accordance with the instructions noted thereon, and only the Trustee of the 401(k) Plan can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

What am I voting on?

At the Annual Meeting, our shareholders will be asked to vote on the following proposals:

1.	The election of José R. Mas and John Van Heuvelen as Class II Directors to serve until the 2018 Annual Meeting of Shareholders;

2.	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2015 fiscal year;

3.	Approval of the 2011 ESPP, to increase the maximum number of shares issuable thereunder from 1,000,000 to 2,000,000; and

4.	Such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

What vote is required for the proposals?

Election of directors

If a quorum is present, directors will be elected pursuant to the affirmative vote of a plurality of the shares of common stock voting in person or represented by proxy at the Annual Meeting, which means that the two nominees who receive the most affirmative votes will be elected to the Board of Directors. Shareholders, entitled to vote, may vote in favor of all the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee.

In November 2014, the Board of Directors amended the Board of Directors’ Governance Principles to adopt a director majority vote policy. The majority vote policy is applicable solely to uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of directors to be elected. Under the majority vote policy, any nominee for director who receives more “withheld” votes than “for” votes in an uncontested election must submit a written offer to resign as director. Any such resignation will be reviewed by the Nominating and Corporate Governance Committee, and, within 90 days after the election, the independent members of the Board of Directors will determine whether to accept, reject or take other appropriate action with respect to the resignation in furtherance of the best interests of MasTec and its shareholders.

Ratification of BDO USA, LLP as our independent auditor

If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that the number of votes cast at the Annual Meeting in favor of ratification exceeds the number of votes cast opposing ratification.

Approval of the 2011 ESPP

If a quorum is present, approval of the 2011 ESPP requires that the number of votes cast at the Annual Meeting in favor of approval exceeds the number of votes cast opposing approval.

How are abstentions and broker “non-votes” treated?

Abstentions

Pursuant to Florida law, abstentions are counted as present for purposes of determining the presence of a quorum; however, abstentions will not be counted as votes cast “for” or “against” any proposal and will have no effect on the voting results for any proposal.

Broker “non-votes”

Under the rules of the New York Stock Exchange, which we refer to as the NYSE, if a broker, bank or other institution that holds shares in street name for a customer does not receive voting instructions from that customer with respect to such shares, the broker may vote those shares on only “routine” matters. A broker may not vote such shares on “non-routine” matters unless it receives voting instructions from the customer for whom it holds shares. A broker “non-vote” occurs when a broker does not receive such voting instructions from its customer on “non-routine” matters. Broker non-votes are counted for purposes of determining the presence of a quorum; however, broker non-votes will not be counted as votes cast “for” or “against” any proposal and will have no effect on the voting results for any proposal.

Other than Proposal No. 2 (the ratification of the appointment of BDO USA, LLP as our independent certified public accounting firm), all of the proposals in this Proxy Statement are considered “non-routine” matters. For this reason, we urge you to give voting instructions to your broker. If any “routine” matters (in addition to

Proposal No. 2) are properly brought before the Annual Meeting, then brokers holding shares in street name will be permitted to vote those shares in their discretion for any such routine matters.

Will there be any other items of business on the agenda?

The Board of Directors does not know of any other matters that will be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Directors. In the event that any other matter should come before the Annual Meeting, or any nominee is not available for election, the persons named in the proxy that a shareholder submitted via the Internet, phone or mail will have discretionary authority to vote all shares represented by such proxy unless otherwise specified to the contrary with respect to such matters in accordance with the recommendation of the Board of Directors.

What happens if I submit or return my proxy card without voting?

When you properly submit your proxy via the Internet, phone or mail, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If you properly submit your proxy with no direction, the proxy will be voted:

•	For: The election of José R. Mas and John Van Heuvelen as Class II Directors to serve until the 2018 Annual Meeting of Shareholders;

•	For: Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2015 fiscal year;

•	For: Approval of the 2011 ESPP; and

•

In accordance with the recommendation of our Board of Directors, “for” or “against” all other business as may properly be brought before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

Can I change my vote after I have voted?

You may revoke a proxy given pursuant to this solicitation at any time prior to its exercise by:

•	Delivering written notice to our Corporate Secretary at MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134;

•	Executing and delivering to our Corporate Secretary a proxy with a later date;

•	Attending the Annual Meeting and voting in person; or

•	Submitting a telephonic or electronic vote with a later date.

With respect to telephonic or electronic votes, the last vote transmitted will be the vote counted. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

Will anyone contact me regarding the proposals described in this Proxy Statement?

No arrangements or contracts have been made or entered into with any solicitors as of the date of this Proxy Statement, but we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews. In addition, we reserve the right to solicit proxies through our directors, officers and employees in person and by telephone or facsimile; however, these persons will not receive any additional compensation for any such solicitation efforts.

Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held by them as of the record date.

Who has paid for this proxy solicitation?

All expenses incurred in connection with the solicitation of proxies, including the printing and mailing of this Proxy Statement should you request a printed copy of the proxy materials, will be borne by MasTec.

How do I obtain a list of MasTec’s shareholders?

A list of MasTec’s shareholders as of August 11, 2015, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters located at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, 33134 during normal business hours during the 10-day period immediately prior to the Annual Meeting.

How do I submit a proposal for the 2016 Annual Meeting?

Under our bylaws, no business, may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before an annual meeting by or at the direction of our Board of Directors or, in the case of business other than director nominations, by a shareholder entitled to vote who has delivered written notice as specified by our bylaws. Under our bylaws, we must receive any eligible proposal from an eligible shareholder intended to be presented at the 2016 Annual Meeting of Shareholders on or before December 21, 2015 for the proposal to be properly brought before that meeting. This same deadline also applies for any shareholder proposal to be eligible for inclusion in our Proxy Statement and proxy related to that meeting. Any notice regarding any shareholder proposal must include the information specified in Article I, Section 9 of our bylaws. If a shareholder fails to comply with Article I, Section 9 of our bylaws or notifies MasTec after December 21, 2015 of an intent to present any proposal at MasTec’s 2016 Annual Meeting of Shareholders, irrespective of whether the shareholder is seeking to include the proposal in MasTec’s Proxy Statement and proxy, the proposal will not be considered properly brought before the meeting. A copy of our bylaw requirements will be provided upon written request to: MasTec Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors has nominated José R. Mas and John Van Heuvelen to stand for election as Class II Directors to hold office until the 2018 Annual Meeting and until their respective successors are elected and qualified. The Class II director nominees are incumbent directors. Mr. Restrepo notified MasTec that he would not stand for re-election as a Class II Director at the Annual Meeting. Upon the completion of his term, which will end at the Annual Meeting, there will be one vacant seat on the Board of Directors, assuming the election of José R. Mas and John Van Heuvelen at the Annual Meeting.

The Board of Directors is composed of nine directors elected in three classes, with three Class I, three Class II, and three Class III Directors. Directors in each class hold office for three-year terms. The terms of the classes are staggered so that the term of only one class terminates each year. The terms of the current Class II Directors expire at the Annual Meeting, the terms of the Class III Directors expire at the 2016 Annual Meeting of Shareholders and the terms of the Class I Directors expire at the 2017 Annual Meeting of Shareholders. If elected, the nominees for Class II Directors will serve until the 2018 Annual Meeting of Shareholders. Additional background information regarding the nominees for election is provided below. MasTec has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees refuses or is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board of Directors.

The Board of Directors recommends that you vote “FOR” the election of each of the nominees named above. Unless otherwise indicated, all proxies will be voted “FOR” the election of each of the nominees named above for election as a Class II Director.

Information as to Nominees and Other Directors

Nominees for Class II Directors

José R. Mas, 44, has been our Chief Executive Officer since April 2007 and has been a member of our Board of Directors since August 2001. From April 2007 to January 2010, Mr. Mas was also our President. Mr. Mas served as MasTec’s Vice Chairman of the Board and Executive Vice President—Business Development from August 2001 until March 2007. Mr. Mas started with MasTec in 1992, and from 1999 until 2001 he was head of MasTec’s Communications Service Operation. Mr. Mas is the brother of Jorge Mas, our Chairman of the Board. Mr. Mas brings to our Board of Directors executive leadership and vision, considerable knowledge of, and a unique perspective on, our business, strategy, development, opportunities, operations, people, competition and financial position.

John Van Heuvelen, 69, has been a member of our Board of Directors since June 2002. Mr. Van Heuvelen spent 13 years with Morgan Stanley and Dean Witter Reynolds in various executive positions in the mutual fund, unit investment trust and municipal bond divisions before serving as President of Morgan Stanley Dean Witter Trust Company from 1993 until 1999. Since 1999, Mr. Van Heuvelen has been a private investor based in Denver, Colorado. His investment activities have included investments in private telecom and technology firms, an area where he still remains an active investor. In addition, Mr. Van Heuvelen was owner of a construction company for six years. Mr. Van Heuvelen currently serves on the Board of Directors of Hallador Energy Company and Orchid Island Capital, Inc. and was a member of the Board of Directors of LifeVantage, Inc. from August 2005 through August 2007. Mr. Van Heuvelen brings to our Board of Directors extensive executive leadership and management experience, many years of serving on the boards of several other public and private companies, experience in our industries, significant experience with respect to capital markets, strategic planning, corporate finance and mergers and acquisitions and is considered an “audit committee financial expert” under applicable SEC rules.

Class III Directors

Robert J. Dwyer, 71, joined our Board of Directors in October 2004. Mr. Dwyer retired in 1999 and is currently a private investor. Prior to 1999, Mr. Dwyer spent 17 years with Morgan Stanley and Dean Witter Reynolds in various executive positions. He currently serves as a director of Bimini Capital Management, Inc. and Mellon Optima L/S Strategy Fund, LLC and formerly served as a director of BNY/Ivy Multi-Strategy Hedge Fund, LLC. Mr. Dwyer has numerous charitable and civic interests and has served on boards of several public and private companies. Mr. Dwyer brings to our Board of Directors his executive leadership and management experience, many years of service on the boards of several other public and private companies and extensive experience with respect to corporate capital structures and capital markets, strategic planning, corporate finance and mergers and acquisitions.

Frank E. Jaumot, 58, joined our Board of Directors in September 2004. Mr. Jaumot has been the Director of Accounting and Auditing for the certified public accounting firm of Ahearn, Jasco and Company, P.A. since 1991. From 1979 to 1991, Mr. Jaumot was associated with Deloitte & Touche LLP. Mr. Jaumot is a Certified Public Accountant in Florida and Ohio and is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. He also is a member of the Board of Directors for Junior Achievement of South Florida (a not-for-profit charity) and Bimini Capital Management, Inc. Mr. Jaumot brings to our Board of Directors his extensive experience in accounting, financial and internal controls, auditing and SEC reporting and is considered an “audit committee financial expert” under applicable SEC rules.

José S. Sorzano, 74, has been a member of our Board of Directors since October 1995. Mr. Sorzano has been Chairman of The Austin Group, Inc., an international corporate consulting firm, since 1989, and a member of the Board of Advisors of the Free Cuba Committee since 2000. Mr. Sorzano was Special Assistant to President Reagan for National Security Affairs from 1987 to 1988; Associate Professor of Government, Georgetown

University, from 1969 to 1987; Ambassador and U.S. Deputy Permanent Representative to the United Nations from 1983 to 1985; and Chairman of the Board of Visitors, U.S. Army Western Hemisphere Institute for Security Cooperation from 2003 to 2006. Mr. Sorzano brings to our Board of Directors significant experience in governmental and international affairs, international business and a historical perspective on our growth and operations having served as a director since 1995.

Class I Directors

Ernst N. Csiszar, 64, joined our Board of Directors in October 2005. Mr. Csiszar is currently a private investor and serves on the Board of Directors of Bridge Strategy Group, LLC, a management consulting firm, and Vice Chairman of the Board of Directors of Patriot National Insurance Company, a provider of workers’ compensation insurance and services. Mr. Csiszar also serves as a Director of PHTS, Inc., a health care risk management company, and is a visiting professor at the University of South Carolina. From September 2004 until his retirement in September 2006, Mr. Csiszar was the President and Chief Executive Officer of the Property Casualty Insurers Association of America, the property and casualty insurance industry’s principal trade association. Mr. Csiszar was the Director of Insurance for the State of South Carolina from February 1998 to August 2004 and also served as President of the National Association of Insurance Commissioners in 2004. Mr. Csiszar also served as the President and Chief Executive Officer of Seibels Bruce Group, Inc., a property and casualty insurance company, from 1995 to 1998. Previously, he was a visiting professor at the School of Business at the University of South Carolina and served as Managing Co-director of Holborn Holdings Corporation, a European investment banking firm. Mr. Csiszar brings to our Board of Directors his extensive experience in insurance and risk management, executive leadership and his advisory experience in financial matters.

Julia L. Johnson, 52, has been a member of our Board of Directors since February 2002. Since January 2001, Ms. Johnson has been the President of NetCommunications, L.L.C., a regulatory analysis and public policy consulting firm that specializes in the communications, energy, and information technology public policy arenas. Ms. Johnson served on the Florida Public Service Commission from January 1992 until November 1999, and served as chairwoman from January 1997 to January 1999. Ms. Johnson also chaired Florida’s Information Service Technology Development Task Force, which advised then Florida Governor Jeb Bush on information technology policy and related legislative issues, from November 1999 to July 2001. Ms. Johnson also serves on the Board of Directors of each of First Energy Corp., NorthWestern Corporation and American Water Works Co., Inc. Ms. Johnson brings to our Board of Directors extensive knowledge with respect to the regulatory process and policy development in several of our industries, many years of service on the boards of several other public companies and a deep understanding of corporate governance.

Jorge Mas, 52, has been Chairman of our Board of Directors since January 1998 and a director since March 1994. From March 1994 to October 1999, Mr. Mas was our Chief Executive Officer. Mr. Mas has been Chairman of the Board of the Cuban American National Foundation, Inc., a not-for-profit corporation, since July 1999. Mr. Mas is the brother of José R. Mas, our Chief Executive Officer. Mr. Mas brings to our Board of Directors executive and management leadership experience, strategy, vision, considerable knowledge and understanding of our operations, challenges and opportunities, and markets, and a unique historical perspective as our longest serving Board member and having served in many capacities (including Chief Executive Officer) in his more than 30 years with us.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

The Board of Directors, in the exercise of its reasonable business judgment, has determined that a majority of our directors qualify as independent directors pursuant to applicable NYSE and SEC rules and regulations. In making the determination of independence, the Board considered that no independent director has a material relationship with MasTec, either directly or as a partner or shareholder of an organization that has a relationship with

MasTec, or any other relationships that, in the Board’s judgment, would interfere with the director’s independence. Our independent directors are Ernst N. Csiszar, Robert J. Dwyer, Frank E. Jaumot, Julia L. Johnson, Daniel A. Restrepo, José S. Sorzano and John Van Heuvelen. Mr. Restrepo’s service on the Board of Directors will end on the date of the Annual Meeting.

The Board holds executive sessions of the independent directors at every regularly scheduled Board of Director meeting. The Board of Directors with six directors deemed independent (taking into account Mr. Restrepo’s departure following the Annual Meeting), maintains a percentage of independent directors serving on the Board of Directors substantially above the NYSE requirement that a majority of directors be independent.

John Van Heuvelen has been selected, by a majority vote of the independent directors, as the lead independent director to preside over all executive sessions of the independent directors. Mr. Van Heuvelen will serve as lead independent director until his successor is duly qualified at the next annual meeting of the Board of Directors or until his earlier resignation or removal. In this role, Mr. Van Heuvelen is a member of every committee and involved in all committee activities. He is also responsible for facilitating communication between management and the Board. The independent directors meet separately in regularly scheduled executive sessions without management.

The Board of Directors is actively involved in the oversight of risks that could affect MasTec. The committees of the Board are primarily responsible for the oversight of risk as follows: the Audit Committee has oversight over accounting and control risks, as well as risk assessment and risk management; the Compensation Committee has oversight to ensure our compensation and incentive plans do not encourage or incentivize risk taking; the Nominating and Corporate Governance Committee oversees the independence of the Board of Directors, corporate ethics and governance risk; and the Finance and Mergers and Acquisitions Committee has oversight over financial policies, acquisition strategy and financial strategy. However, the full Board has retained responsibility for enterprise-wide risks and for the general oversight of risks. The Board satisfies this responsibility by receiving reports from the committee chairs, as well as regular reports directly from officers of MasTec responsible for particular risks. Regarding risk related to our compensation policies, see “Risk Considerations in Our Compensation Programs” included on page 28 of this Proxy Statement.

The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, including the Executive Committee, the Audit Committee, the Compensation Committee, the Finance and Mergers and Acquisitions Committee, and the Nominating and Corporate Governance Committee. Ad hoc committees are formed as needed. The Board and its committees also act by written consent. During 2014, the Board of Directors met on eight occasions. During 2014, each of the current directors attended at least 75% of the aggregate of the Board meetings and the meetings of each committee on which such director served.

MasTec separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for determining the strategic direction for MasTec and the day-to-day leadership and performance of MasTec. The principal responsibility of the Chairman of the Board is to serve as chief administrative liaison between our directors and our management and to monitor implementation of the Board of Directors’ directives and actions.

The Executive Committee is composed of Jorge Mas, who currently serves as Chairman, Julia L. Johnson, Robert J. Dwyer and John Van Heuvelen. The principal function of the Executive Committee is to act for the Board of Directors when action is required between meetings of the full Board, subject to certain limitations specified by the Board and applicable law. The Executive Committee did not meet during 2014. The Board of Directors, in the exercise of its reasonable business judgment, has determined that each member of the Executive Committee, other than Mr. Mas, is independent under applicable NYSE and SEC rules and regulations.

The Finance and Mergers and Acquisitions Committee is composed of Robert J. Dwyer, who currently serves as Chairman, Julia L. Johnson and John Van Heuvelen, all of whom the Board of Directors, in the exercise of its reasonable business judgment, has determined are independent under applicable NYSE and SEC rules and regulations. The Finance and Mergers and Acquisition Committee is charged with fulfilling the Board of Director’s responsibilities, within certain guidelines established by the Board, relating to the evaluation of MasTec’s financing, merger, acquisition and disposition activities. The Finance and Mergers and Acquisitions Committee met two times during 2014.

The Audit Committee is currently composed of Frank E. Jaumot, who currently serves as its Chairman, John Van Heuvelen, Robert J. Dwyer, Julia L. Johnson and Daniel A. Restrepo. Following the expiration of his term as a director on the date of the Annual Meeting, Mr. Restrepo will no longer serve on the Audit Committee. The Board of Directors, in the exercise of its reasonable business judgment, has determined that (i) John Van Heuvelen and Frank E. Jaumot each qualifies as an “audit committee financial expert,” (ii) each member of the Audit Committee is financially literate and (iii) each member of the Audit Committee is independent for audit committee purposes under applicable NYSE and SEC rules and regulations and internal controls. The Audit Committee assists the Board of Directors in overseeing MasTec’s financial reporting and legal and regulatory compliance program and the qualifications and independence of MasTec’s independent auditors. The Audit Committee is also responsible for approving all audit and non-audit services provided by our independent registered public accounting firm, including the scope of such services and fees paid to our independent registered public accounting firm. The Board of Directors has adopted a charter that sets forth the responsibilities of the Audit Committee. During 2014, the Audit Committee met on eight occasions. Please refer to the section entitled “Audit Committee and Audit Related Information” for further information regarding the Audit Committee.

The Compensation Committee is composed of Robert J. Dwyer, who currently serves as Chairman, Ernest Csiszar, Julia L. Johnson, José S. Sorzano and John Van Heuvelen, all of whom the Board of Directors, in the exercise of its reasonable business judgment, determined are independent under applicable NYSE and SEC rules and regulations. The Compensation Committee is charged with discharging the Board of Director’s responsibilities relating to compensation and evaluation of MasTec’s executive officers, including establishing compensation policies and philosophies for MasTec and its executive officers and reviewing and approving corporate goals and objectives relevant to MasTec’s Chief Executive Officer’s compensation, as well as overseeing MasTec’s incentive compensation plans and equity-based plans that are subject to Board approval, including overseeing the review of risk resulting from incentive compensation policies. The Compensation Committee has the power to create subcommittees with such powers as the Compensation Committee may from time to time confer to such subcommittees. During 2014, the Compensation Committee met on three occasions.

For a description of the role performed by executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation, see “Compensation Discussion and Analysis.” The Board of Directors has adopted a charter that sets forth the responsibilities of the Compensation Committee.

The Nominating and Corporate Governance Committee is composed of Julia L. Johnson, who currently serves as Chairman, Ernst N. Csiszar, John Van Heuvelen and José S. Sorzano, all of whom the Board of Directors, in the exercise of its reasonable business judgment, has determined are independent under applicable NYSE and SEC rules and regulations. The Nominating and Corporate Governance Committee is responsible for developing qualifications for members of the Board of Directors, recommending to the Board of Directors candidates for election to the Board of Directors and evaluating the effectiveness and performance of the Board of Directors. The Nominating and Corporate Governance Committee also develops implements and monitors MasTec’s corporate governance principles and its code of business conduct and ethics; monitors and safeguards the Board’s independence; and annually undertakes performance evaluations of the Board committees and the full Board of Directors. The Board of Directors has adopted a charter that sets forth the responsibilities of the Nominating and Corporate Governance Committee. During 2014, the Nominating and Corporate Governance Committee met on four occasions.

The Nominating and Corporate Governance Committee has no specific minimum qualifications for director candidates. In general, however, persons considered for membership on the Board must have demonstrated leadership capabilities, be of sound mind and high moral character and be willing and able to commit the necessary time for Board and committee service. In evaluating potential candidates for service on the Board of Directors, the Nominating and Corporate Governance Committee will consider, consistent with its charter, the candidate’s ability to satisfy the NYSE’s and SEC’s independence requirements and the candidate’s ability to contribute to the effective oversight and management of MasTec. The Board of Directors has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of MasTec, taking into account the needs of MasTec, the individual’s experience, perspective, skills and knowledge of the industry in which MasTec operates, and such other factors as the Nominating and Corporate Governance Committee may, in its discretion, deem important to successful service as a director.

The Nominating and Corporate Governance Committee will consider candidates recommended by MasTec shareholders pursuant to written applications submitted to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. The information required to be included in any such recommendation is set forth in our bylaws, and the general qualifications and specific qualities and skills established by the committee for directors are included in the Charter of the Nominating and Corporate Governance Committee and our Corporate Governance Guidelines. No nominee recommendations were received by the Nominating and Corporate Governance Committee from any shareholder or group of shareholders who beneficially own five percent or more of our common stock for the previous year’s Annual Meeting.

Copies of our current Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters, as well as our Corporate Governance Guidelines, are available on MasTec’s website located at www.mastec.com and are available in print to any shareholder who requests them at MasTec, Inc., Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. Our Internet website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

In 2014, none of our executive officers or directors was a member of the board of directors of any other company where the relationship would be considered a compensation committee interlock under SEC rules.

Other Corporate Governance Matters

Interested parties who want to communicate with the Board as a whole, the lead independent director, or any individual Board members, should mark their communications as “Communication to the MasTec, Inc. Board of Directors,” address them to the Board, the lead independent director or the Board members, as the case may be, and direct them to MasTec’s Vice President of Investor Relations at, MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134, or by email to marc.lewis@mastec.com. Communications to the non-management members of the Board should be marked clearly as such and should be directed to MasTec’s “Board Designee” and mailed or emailed to the foregoing addresses. The Vice President of Investor Relations will forward all such communications directly to such Board members. Any such communications may be made on an anonymous and confidential basis.

MasTec does not have a policy requiring that our directors attend the Annual Meeting. All of our directors attended our 2014 Annual Meeting of Shareholders. MasTec has adopted a code of business conduct and ethics, called the Code of Business Conduct and Ethics, this applies to all of our directors, officers and employees and includes additional criteria that are applicable to our Chief Executive Officer and senior financial officers. The full text of the Code of Business Conduct and Ethics is available in the Investor section of MasTec’s website at

www.mastec.com under the tab “Corporate Governance” and is available in print to any shareholder who requests it. We intend to provide amendments or waivers to our Code of Business Conduct and Ethics for any of our directors and senior officers on our website within four business days after such amendment or waiver. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.

MasTec has also adopted anti-hedging and anti-pledging policies, which are further described on page 17.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position
José R. Mas	44	Chief Executive Officer and Director
Robert Apple	65	Chief Operating Officer
George Pita	54	Executive Vice President and Chief Financial Officer
Alberto de Cardenas	46	Executive Vice President, General Counsel and Secretary

Biographical information for Mr. José R. Mas can be found in the section entitled “Class II Directors” beginning on page x.

Robert Apple has been our Chief Operating Officer since December 2006. Previously, Mr. Apple served as group president for MasTec’s energy service operations since 2005. From 2001 to 2004, Mr. Apple was a senior vice president at DIRECTV®, where he was responsible for the installation and service network, warranty program, supply chain management and national dispatch support. From 1997 to 2001, Mr. Apple, while on assignment from Hughes Electronics/DIRECTV® Latin America to Telefonica S.A., served as Chief Operating Officer and Board member of Via Digital, a direct broadcast satellite company and Telefonica affiliate. From 1985 to 1996, Mr. Apple served in various capacities within the Hughes Electronics organization, including as Chief Executive Officer of Hughes Electronics-Spain, Vice President of Hughes Europe and as a program manager for a Hughes Electronics training and support systems group.

George Pita, became our Executive Vice President and Chief Financial Officer, effective January 1, 2014, upon the retirement of our previous Chief Financial Officer, C. Robert Campbell. Mr. Pita joined MasTec in February 2013, as its CFO-Operations. From June 2007 until joining MasTec in 2013, Mr. Pita served as EVP and CFO of Stuart Weitzman Holdings, a manufacturer, designer and retailer of fine women’s footwear and accessories. From April 2002 until June 2007, Mr. Pita served in various capacities at Perry Ellis International, including as Executive Vice President and Chief Financial Officer from 2004-2007. From 1989-2002, Mr. Pita served in a variety of financial and operations positions at Sunglass Hut International, including Chief Financial Officer. Mr. Pita earned his Bachelors in Business Administration and Accounting from the University of Miami in 1983 and has been a certified public accountant for approximately 30 years. Mr. Pita also serves or has served in various charitable and other capacities, including current appointments at the University of Miami Accounting school advisory board, as well as a board member of Easter Seals of South Florida. From 2008 to 2010, Mr. Pita served as a special advisor to Atlas Acquisition Holdings Corp., a special purpose acquisition corporation.

Alberto de Cardenas has been our Executive Vice President, General Counsel and Secretary responsible for all of MasTec’s corporate and operational legal matters and corporate secretary matters since November 2005. From March 2003 to November 2005, Mr. de Cardenas was Senior Vice President and General Counsel and from January through March 2003, Mr. de Cardenas was Vice President and Corporate General Counsel of Perry Ellis International, Inc. From September 1996 through December 2002, Mr. de Cardenas was a corporate and securities attorney at Broad and Cassel. From September 1990 to July 1993, Mr. de Cardenas was an accountant at Deloitte &Touche LLP.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion describes and analyzes our executive compensation philosophy and programs for our named executive officers for the 2014 fiscal year. Our named executive officers for the 2014 fiscal year were José R. Mas, our Chief Executive Officer, Robert Apple, our Chief Operating Officer, George Pita, our Executive Vice President and Chief Financial Officer, and Alberto de Cardenas, our Executive Vice President, General Counsel and Secretary.

2014 Business Highlights

MasTec’s 2014 financial performance was still strong despite adverse market conditions that affected both our Communications segment and Oil and Gas segment. Some of our 2014 highlights were:

•	Revenue grew to approximately $4.6 billion, representing an increase of $0.29 billion or 6.6% over the prior year.

•	We maintained a strong level of adjusted EBITDA* from continuing operations of approximately $424.9 million in 2014, notwithstanding margin decreases in our Communications and Oil and Gas segments.

•

During 2014, we acquired Westower Communications Inc., expanding our wireless construction capabilities, and Pacer Construction Holdings Corporation, a leading contractor in the Canadian oil sands market.

•	We finished 2014 with $551 million in working capital, a $73 million improvement over 2013, and executed an amendment to our credit facility that increased total lending commitments to $1.25 billion.

2014 Governance Highlights

Our compensation program has been designed to incorporate many best practices. Some of these include:

Best Practices in Our Program	Practices We Do Not Engage In
• Pay for performance	• No defined benefit pension plan
• Annual performance incentives paid partly in time-vested restricted stock	• No re-pricing of stock options (no use of stock options since 2006)
• Caps on annual bonuses
• Structuring annual bonuses in a manner intended to be fully tax-deductible
• Modest perquisites
• Committee monitoring of executive stock ownership
• Anti-hedging and anti-pledging policies

2014 Compensation Highlights

Compensation decisions made for 2014 reflect both conservatism and our pay for performance philosophy:

•	Our CEO did not receive a base salary increase in 2014. Our other executives received only modest base salary increases.

•	2014 annual incentive compensation was established at levels in recognition of performance in revenue and EBITDA.

*	Adjusted EBITDA from continuing operations is a non-GAAP financial measure. For a description of the rationale for our presentation of Adjusted EBITDA from continuing operations and a reconciliation of net income to Adjusted EBITDA from continuing operations, please see the disclosure under the captions “Non-U.S. GAAP Financial Measures” and “EBITDA and Adjusted EBITDA” beginning on page 39 of our 2014 Annual Report on Form 10-K filed with the SEC on July 31, 2015).

•

A significant portion of 2014 annual incentive compensation was paid out in the form of restricted stock grants vesting over three years. This aligns executive incentive pay with long-term shareholder value because the ultimate realized value of the awards will depend on our financial performance and stock price when the restricted stock vests. Multi-year vesting encourages executive retention.

What is Our General Philosophy Regarding Executive Pay?

MasTec’s objectives for its executive compensation program are to attract, motivate and retain a talented, entrepreneurial and innovative team of executive officers who will provide leadership for MasTec’s success in dynamic and competitive markets. MasTec seeks to accomplish these objectives in a way that rewards both company and individual performance and aligns with our shareholders’ long-term interests.

The compensation for the named executive officers consists of two primary elements: base salary and annual bonuses paid partly in cash and partly in time-vesting restricted stock. In addition, as circumstances warrant, we occasionally make additional awards of restricted stock. These elements are designed to reward corporate and individual performance and future share value appreciation in a simple and straightforward manner. MasTec’s executive compensation program is intended to promote and retain stability within the executive team.

MasTec expects each of its executive officers to contribute to MasTec’s overall success as a member of the executive team rather than focus solely on specific objectives within the officer’s area of responsibility. When we set compensation amounts and select compensation components for our executive management, we strive to reward the achievement of both short-term and long-term results that promote earnings growth and stock appreciation. Overall, we intend that our compensation philosophy provides market-competitive base pay levels with meaningful incentive opportunity to promote strong performance. This compensation philosophy extends to all levels of our management.

Each named executive officer is a member of MasTec’s executive team and must demonstrate exceptional personal performance in order to remain so. At MasTec executive officers who underperform are either removed from the executive team with their compensation adjusted accordingly or dismissed. Second, each named executive officer must contribute as a member of the executive team to MasTec’s overall success rather than focus solely on specific objectives within the officer’s area of responsibility. This team-based approach requires that MasTec consider the relative compensation levels among all executive team members to ensure that its compensation programs are applied consistently and equitably.

We do not have specific policies for allocating between long-term and currently paid out compensation or between cash and non-cash compensation. Rather, the Compensation Committee maintains a balance of performance-based and retention-oriented pay for each executive, considering market data on the mix of pay but also using discretion in making its decisions.

How Do We Determine Our Compensation Levels?

Discretion and Judgment of the Compensation Committee; Role of the CEO

The Compensation Committee of our Board of Directors is responsible for assessing recommendations of pay and approving pay levels for our executive management. We target our compensation levels with the following goals in mind: (a) market-competitive base pay; (b) short-term and long-term incentive grants that appropriately reward past performance and future share-value appreciation, as well as create incentives for long-term growth and executive retention; and (c) levels of benefits and modest perquisites adequate to attract and retain talented and qualified executive officers.

The Compensation Committee determines all compensation for the named executive officers. The Vice President-Finance compiles information for the Committee’s review. Then the Compensation Committee conducts an evaluation of each named executive officer to determine if changes in the officer’s compensation are appropriate based on the considerations described below. At the Compensation Committee’s request, the CEO provides input for the Compensation Committee to consider regarding the performance and appropriate compensation of the named executive officers other than himself. The CEO does not participate in the Compensation Committee’s deliberations or decisions with regard to his own compensation. The Compensation Committee gives considerable weight to the CEO’s evaluation of the other named executive officers because of his direct knowledge of each executive. The Compensation Committee reviews those recommendations for non-CEO executive compensation and then determines the compensation levels for all of our named executive officers, taking into account the executive officer’s role, performance, internal pay comparisons and available market data. The Compensation Committee also administers our incentive compensation plans, including the MasTec, Inc. 2013 Incentive Compensation Plan, which we refer to as the ICP.

The Role of Peer Companies and Benchmarking

At the direction of the Compensation Committee, in 2014, the Compensation Committee engaged Meridian Compensation Partners, or Meridian to help us construct a peer group appropriate for market comparisons of compensation for our named executive officers and outside directors and to conduct a competitive analysis of the compensation programs for our named executive officers against the compensation programs for the companies in the peer group. As described below under “Compensation of Directors,” the Compensation Committee also engaged Meridian to provide a competitive analysis of the compensation programs for our directors against the compensation programs for the companies in the peer group. Meridian did not assist MasTec in adjusting compensation as a result of such analyses and did not attend any meetings of the Compensation Committee. The Compensation Committee, considering all relevant factors, including those set forth in applicable SEC and NYSE rules, is not aware of any conflict of interest that has been raised by the work performed by Meridian.

For its competitive analysis of the compensation programs for our named executive officers, which we refer to as the 2014 Executive Compensation Review, Meridian compiled a peer group for our review consisting of 17 comparable companies based on size (measured by gross revenues for the last fiscal year and market capitalization as of February 28, 2014) and industry to MasTec. MasTec was slightly above the median of the peer group with respect to size, and the Committee focused on the median of the data in establishing the market comparisons. The peer group consisted of the following 17 companies: Jacobs Engineering Group Inc., URS Corp. (recently merged with AECOM Technology to form AECOM), AECOM Technology Corp., KBR Inc., McDermott International Inc., Emcor Group Inc., Quanta Services Inc., Chicago Bridge & Iron Co., Foster Wheeler AG, Tutor Perini Corp., Granite Construction Inc., Tetra Tech Inc., Willbros Group Inc., Comfort Systems USA Inc., Dycom Industries Inc., Layne Christensen Co. and Colfax Corp.

The Compensation Committee reviewed information regarding peer median executive compensation, our executive compensation in comparison to peers, and total shareholder return at peer companies and considered that information, among other things, when it determined total compensation levels generally consistent with the pay practices of peer group companies taking into account MasTec’s performance relative to such companies.

However, the Compensation Committee did not set compensation components to meet specific market benchmark percentiles. Over-reliance on benchmarking can result in compensation unrelated to the value delivered by the named executive officers because compensation benchmarking does not take the specific performance of the named executive officers, or the performance of MasTec, into account. In contrast, at MasTec, annual incentive compensation awards are heavily based on prior year corporate and individual performance.

The Role of Shareholder Say-on-Pay Votes

MasTec provides its shareholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”) every three years. At MasTec’s 2014 Annual Meeting of Shareholders, 61% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. Our next Say on Pay vote will take place in 2017. In the interim, we intend to reach out to our significant shareholders to better understand their perspectives and concerns regarding our compensation program. The committee will consider these perspectives as part of the overall decision making process when making any changes to our compensation program.

What Components of Compensation Do We Use?

As noted, the primary components of executive compensation for our organization are base salary and annual bonuses paid partly in cash and partly in time-based restricted stock, as well as occasional additional awards of restricted stock. Each element is described in more detail below.

Decisions with respect to one element of compensation tend not to affect decisions regarding other elements.

Salary

Our objective for base salary is to provide our executive officers a minimum, fixed level of cash compensation commensurate with their particular positions and qualifications. Base salary is designed to reward core competence in the executive role. We choose to pay base salary because it is required for talent attraction and retention.

Salaries initially are negotiated and set forth in employment agreements with each of our executive officers and thereafter reviewed annually. Salaries take into account the performance of the executive, market data adjusted for individual qualifications, job uniqueness, and individual performance.

The salary for Mr. Mas did not change in 2014. Effective December 19, 2014, the Compensation Committee approved: an increase in Mr. Apple’s annual base salary from $525,000 to $585,000; an increase in Mr. Pita’s annual base salary from $415,000 to $450,000; and an increase in Mr. de Cardenas’ annual base salary from $350,000 to $385,000. The Compensation Committee made these adjustments based upon completion of each executive’s annual review which included a review of his compensation against compensation paid to the relevant officers from the peer group in the 2014 Executive Compensation Review. In addition, Mr. Apple’s increase was awarded based upon his performance, as evidenced by our strong operating performance in spite of challenging market conditions and successful integration of acquisitions. Mr. Pita’s increase was awarded based upon his performance, as evidenced by our improved liquidity and strong balance sheet. Mr. de Cardenas’ increase was awarded based upon his performance, as evidenced by the completion of key strategic acquisitions and other initiatives.

Cash Bonuses and Equity Grants

The objective of our annual incentive program is to reward executive officers for company and individual performance during the prior year. The plan is designed to reward contributions as a member of the executive team to MasTec’s overall success rather than specific objectives solely within the officer’s area of responsibility. For 2014, we chose to pay annual incentive compensation in the form of both cash and restricted stock in order to retain executive officers and motivate them toward actions that will lead to long-term success and value.

Annual Cash Bonuses

All members of our executive management team are eligible to receive cash bonuses based upon performance. Each executive’s employment agreement provides that he is entitled to receive an annual bonus of up to 100% of his base salary based upon performance. For 2014, these bonuses are to be determined and paid pursuant to the ICP (described below).

Executive Incentive Compensation Plan Bonuses

The ICP provides for awards by the Compensation Committee of performance-based annual incentive compensation (in addition to other forms of equity and non-equity incentive compensation).

The ICP provides certain of our executive officers the opportunity to receive annual bonuses that are intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986 as amended, which we refer to as the Code. Executive officers eligible to receive an award under the ICP will be selected by the Compensation Committee not later than 90 days following the start of each fiscal year, at which time the Compensation Committee will determine the maximum amount of the award opportunity.

For 2014, the Compensation Committee determined that annual incentive awards under the ICP would be paid only if we achieved “Consolidated EBITDA” of $336 million. Consolidated EBITDA is generally calculated by taking MasTec’s consolidated net income, determined in accordance with generally accepted accounting principles, and adding back any deductions for interest, depreciation, amortization, income taxes and certain other deductions and adjusting certain items of income or gain. The maximum award payable to any executive officer under the ICP is the lesser of 2% of Consolidated EBITDA for the year for which the award is payable or $10 million; however, the Compensation Committee may, in its discretion, specify a lesser maximum award opportunity for a participant in any fiscal year.

Even if the above performance goal is achieved, the maximum award may not necessarily become payable to an executive officer because the Compensation Committee retains “negative discretion.” Negative discretion allows the Compensation Committee to reduce the award based upon its assessment of MasTec’s actual performance and the executive’s individual performance.

Annual incentive awards under the ICP may be paid in the form of cash, restricted stock units, restricted stock or any combination of the foregoing, as determined by the Compensation Committee in its sole discretion. Awards in the form of restricted stock units or restricted stock will be issued under the ICP, or any other plan adopted by MasTec pursuant to which such awards may be granted.

In March 2014, the Compensation Committee selected each of Messrs. José R. Mas, Apple, Pita and de Cardenas as participants in the ICP for 2014. In December 2014, the Compensation Committee determined that 2 percent of MasTec’s Consolidated EBITDA would be approximately $8 million and, accordingly, the maximum possible bonus under the ICP would be capped at that amount.

In December 2014, the Compensation Committee determined to grant awards of restricted stock under the ICP for 2014, as set forth in the table below. At that time, the Compensation Committee did not determine the cash portion of the incentive compensation awards for 2014, intending to do so during the first quarter of 2015. However, in light of the ongoing Audit Committee investigation described in our Annual Report on Form 10-K for the year ended December 31, 2014, and filed with the SEC on July 31, 2015, the Compensation Committee has further deferred any action with respect to such cash portion.

Executive	Shares of Restricted Stock	Restricted Stock Value
José R. Mas, CEO	115,457	$2,450,000
Robert Apple, COO	49,482	$1,050,000
George Pita, EVP and CFO	39,114	$830,000
Alberto de Cardenas, EVP, General Counsel and Secretary	32,988	$700,000

The restricted stock will vest on the third anniversary of the grants. See the 2014 Summary Compensation Table for details. Because the restricted stock is awarded on the basis of performance vesting is based solely upon continued employment over a significant period of time to align our executives’ realizable compensation with long-term shareholder value and to promote executive retention.

Other Equity Compensation

We occasionally use other time-vesting restricted stock awards to further align executive officers’ interests with those of our shareholders and to reward continued employment and actions that increase long-term shareholder value. Making such awards helps us attract and retain talented and success-driven employees.

Restricted stock awards generally vest in two to five years, and there is no vesting prior to the end of the one-year anniversary of the stock grant.

In the past seven years, we have made the following restricted stock grants, all of which were in connection with the execution of employment agreements. None were made during 2014.

Executive	Number of Shares	Employment Agreement Date	Comments
José R. Mas, CEO	100,000	April 18, 2007	Vested on April 18, 2012
George Pita, EVP and CFO	40,000	April 3, 2013	Will vest on April 3, 2016
Robert Apple, COO	37,500	January 1, 2010	Vested on December 28, 2013
Alberto de Cardenas, EVP, General Counsel and Secretary	5,000	January 1, 2008	Vested on February 27, 2011

All executive management equity awards are granted at Compensation Committee meetings except in certain cases such as those granted upon execution of employment agreements, and the exercise prices of all options are set at the closing price of our common stock on the NYSE on the date of the grant. We do not have a program, plan, or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information.

Equity awards are made under the ICP. The Compensation Committee administers our ICP and has the authority to determine the terms and conditions of the awards made under the ICP.

Anti-Hedging and Anti-Pledging Policies

MasTec has adopted a policy prohibiting its directors, management, financial and other insiders from engaging in transactions in MasTec securities or derivatives of MasTec securities that might be considered hedging, or from holding MasTec securities in margin accounts or pledging MasTec securities as collateral for a loan, unless such person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Prohibition of Re-Pricing without Shareholder Approval

The ICP contains a prohibition on the repricing of stock options without shareholder approval.

Retirement Benefits

The objective of our retirement benefits is to assist our employees with the accumulation of adequate financial assets for retirement. Retirement benefits reward employees for saving for their retirement and for continued employment. We choose to provide retirement benefits in order to have a competitive retirement and benefit package in the marketplace.

401(k) Plan

We maintain a 401(k) plan, or the 401(k) Plan, for all employees who have completed at least 30 days of service. Our executive officers may participate in the 401(k) Plan. We make safe harbor matching contributions equal to 100% of the first 3% of compensation that each eligible participant elects to contribute to the 401(k) Plan in that year plus 50% of the amount of such participant’s contributions in excess of 3% but not in excess of 5% of such participant’s compensation. The matching contributions to the 401(k) Plan are paid 50% in cash and 50% in MasTec common stock.

The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the

401(k) Plan, and all contributions are deductible by us when made. The amounts of our matching contributions for our named executive officers for 2014, 2013 and 2012 under the 401(k) Plan are included in the “All Other Compensation” column of the Summary Compensation Table on page 20.

Deferred Compensation Plan

In 2008, our Board of Directors adopted the MasTec Non-Qualified Deferred Compensation Plan. Certain management and highly compensated employees, including executive officers, are eligible to participate in the plan. The objective of this plan is to provide this group of employees with an opportunity on a voluntary basis to defer compensation without regard to the IRS limits imposed on our qualified 401(k) Plan. Under the plan, participants are allowed to defer up to 50% of their base salary and overtime and 100% of their bonus in any given year. We make discretionary matching contributions into the plan. The amount of the matching contribution is determined on an annual basis. For 2011 and 2012, our matching contributions were 100% of the first 2.5% of compensation that each eligible participant elected to contribute to the plan that year up to a maximum of $2,500 per year. No match was awarded in 2013 or 2014. Company matching contributions vest at a rate of 1/3 per year of service. An employee’s elective contributions are 100% vested when contributed. Our Board of Directors or the Compensation Committee may, in its sole discretion, but is not required to, credit a contribution to any participants account under the Plan. Such contributions may be smaller or larger than the amount credited to any other participant in any given year. No contributions were made in 2013 or 2014. Participants may obtain distributions from the plan only on termination of employment or for elected in-service distributions at which time the distribution will be fully taxable to the employee.

Split Dollar Benefit

We have split dollar agreements with Jorge Mas and José R. Mas to provide post-retirement life insurance coverage for them. The arrangements are designed to reward continued employment and have the effect of allowing the beneficiaries to use the proceeds to settle potential estate taxes. We choose to provide them because they are an efficient method of providing compensation with a high perceived value to the recipients and protection to the company on future large stock dispositions. For more information see “Certain Relationships and Related Transactions” on page 32.

Perquisites

The Compensation Committee prefers to compensate our named executive officers in cash and equity rather than perquisites, in keeping with our philosophy that senior executive compensation should be variable with corporate performance. However, we do provide a limited number of perquisites to our named executive officers (a car lease or allowance to all named executive officers and a golf membership to George Pita) with the objective of attracting and retaining executive officers in a competitive marketplace. Perquisites are not designed to reward any particular executive behavior.

The total value of perquisites provided to the named executive officers during 2014 was a small percentage of each executive officer’s total compensation. These amounts are included in the second to last column of the Summary Compensation Table on page 20 under “All Other Compensation” and related footnotes.

Termination of Employment and Change in Control Agreements

Employment Agreements

We generally negotiate employment agreements with our named executive officers. The objective of these arrangements is to secure qualified executive officers for leadership positions in our organization as well as to protect our business and intellectual property by virtue of restrictive covenants, including non-competition covenants, contained in the agreements. As of August 11, 2015, we had employment agreements with all of our named executive officers for their current positions. See “Employment and Other Agreements” below.

Our employment agreements provide for the payment of certain compensation and benefits in the event of a change in control of MasTec, as well as in the event of the termination of an executive’s employment. The amount payable varies depending upon the reason for the payment. Providing for payments due upon a change in control helps to preserve MasTec’s value by reducing any incentive for key executive officers to seek employment elsewhere in the event that a change in control of MasTec is proposed or becomes likely. Moreover, on an ongoing basis, these arrangements help maintain the continuity of our management team, which we view as a driver of shareholder value.

The Compensation Committee has reviewed the material terms of these termination provisions and has concluded they are reasonable and appropriate. See “Potential Payments upon Change in Control and Termination of Employment as of December 31, 2014” below for a description of these provisions and a calculation of the amounts that would be payable thereunder in the event that a change in control of MasTec had occurred on December 31, 2014.

Accounting for Share-Based Compensation

Before granting stock-based compensation awards, the Compensation Committee considers the accounting impact of the award as structured and under various other scenarios in order to analyze the expected impact of the award.

Stock Ownership Guidelines and Requirements

We do not maintain stock ownership guidelines or requirements for our named executive officers, but our Compensation Committee periodically monitors such ownership. As of December 31, 2014 our CEO held more than 100 times his base salary in MasTec stock. Our COO held more than 4.8 times his base salary in MasTec stock. Our CFO held more than 4.6 times his base salary in MasTec stock and our General Counsel held 5.2 times his base salary in MasTec stock.

Compensation Committee Report on Executive Compensation

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of MasTec’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, except to the extent that we specifically incorporate such report by reference.

In fulfilling our role, we met and held discussions with MasTec’s management and reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement on Schedule 14A. Based on the review and discussions with management and our business judgment, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for filing with the SEC.

Submitted by the Compensation Committee of the Board of Directors

Robert J. Dwyer

Ernest Csiszar

Julia L. Johnson

José S. Sorzano

John Van Heuvelen

2014 Summary Compensation Table

The following table summarizes the compensation information for the years ended December 31, 2014, 2013 and 2012 for our chief executive officer, chief financial officer and our other named executive officers as of the end of 2014. We refer to these persons as our named executive officers elsewhere in this Proxy Statement.

Name & Principal Position	Year	Salary		Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (5)	Total
José R. Mas, CEO	2014	$980,000		$2,450,000	$—	$18,272	$3,448,272
	2013	$980,000		$2,411,060	$1,960,000	$24,598	$5,375,658
	2012	$890,432	(4)	$2,587,500	$1,800,000	$33,457	$5,311,389

Robert Apple, COO	2014	$525,000		$1,050,000	$—	$35,427	$1,610,427
	2013	$525,000		$665,120	$700,000	$33,051	$1,923,171
	2012	$468,665	(4)	$700,024	$600,000	$23,200	$1,791,889

George Pita, EVP and CFO (1)	2014	$413,154		$830,000	$—	$31,817	$1,274,971

Alberto de Cardenas, EVP, General Counsel and Secretary	2014	$350,000		$700,000	$—	$18,820	$1,068,820
	2013	$350,000		$446,878	$450,000	$18,620	$1,265,498
	2012	$342,630	(4)	$527,518	$420,000	$10,945	$1,301,093

(1)	Mr. Pita became EVP and CFO, effective January 1, 2014, upon the retirement of C. Robert Campbell.
(2)	Amounts shown in this column represent the fair value of restricted stock awards as of date of grant computed in accordance with FASB ASC Topic 718. Stock awards for 2012 and 2013 represent restricted stock awards issued in payment of a portion of annual incentive compensation under the MasTec, Inc. Annual Incentive Plan (“AIP”) and awards issued in 2014 under the ICP. Each restricted stock award was valued at the closing market price of our common stock on the date of grant. For additional information regarding assumptions underlying the valuation of equity awards and the calculation method, please refer to Note 12 in our Consolidated Financial Statements, which are contained in our Annual Report on Form 10-K for the year ended December 31, 2014.
(3)	Amounts included in this column represent the cash portion of awards under the AIP for 2012 and 2013.
(4)	Includes pro rata portion of salary increases awarded during 2012.
(5)	All other compensation consists of the following:

Name & Principal Position	Year	Car lease or car allowance	Matching Contributions to 401(k) Plan	Imputed benefit from Split Dollar Life Insurance Policy (2)	Golf Membership	Executive Long Term Disability (1)	Total
José R. Mas, CEO	2014	$17,140		$100		$1,032	$18,272
Robert Apple, COO	2014	$22,948	$10,400			$2,079	$35,427
George Pita, EVP and CFO	2014	$17,885	$10,400		$1,640	$1,892	$31,817
Alberto de Cardenas, EVP, General Counsel and Secretary	2014	$7,278	$10,400			$1,142	$18,820

(1)	The amounts shown in this column include premiums for Executive Supplemental Long Term Disability for Messrs. Mas, Apple, Pita and de Cardenas for 2014.
(2)	The amounts shown in this column for Mr. Mas include imputed income with respect to a life insurance policy owned by MasTec on the life of José R. Mas. Pursuant to Mr. Mas’ split dollar agreement, MasTec is entitled to recover out of the death benefit proceeds, all premiums it pays on the policies upon the death of the insured. The balance of the death benefit would be paid to the beneficiaries designated by Mr. Mas. See “Split Dollar Benefit Agreement” for a description of the split dollar agreement that MasTec has entered into with Mr. Mas.

Grants of Plan-Based Awards in 2014

The following table provides additional information about the plan-based awards granted to the named executive officers for the year ended December 31, 2014.

Name	Grant Date	All Other Stock Awards: Number Shares of Stock or Units (1)	Grant Date Fair Value of Stock Option Awards (2)
José R. Mas, CEO	3/16/2014	58,000	$2,411,060
	12/19/2014	115,457	$2,450,000
Robert Apple, COO	3/16/2014	16,000	$665,120
	12/19/2014	49,482	$1,050,000
George Pita, EVP and CFO	3/16/2014	11,500	$478,055
	12/19/2014	39,114	$830,000
Alberto de Cardenas, EVP, General Counsel and Secretary	3/16/2014	10,750	$446,878
	12/19/2014	32,988	$700,000

(1)	Represents shares of restricted stock granted under the ICP, which vest three years after the grant date.
(2)	The grant date value of the restricted stock awards is based on the closing market price of $41.57 and $21.22 for our common stock on March 16, 2014 and December 19, 2014, as applicable.

Outstanding Equity Awards as of December 31, 2014

The following table sets forth our outstanding equity awards as of December 31, 2014 for our named executive officers.

	Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)
José R. Mas, CEO	3/19/2012	—	—	—	—	40,388	(2)	$913,173
	12/28/2012	—	—	—	—	75,000	(3)	$1,695,750
	3/16/2014	—	—	—	—	58,000	(4)	$1,311,380
	12/19/2014	—	—	—	—	115,457	(5)	$2,610,483
Robert Apple, COO	4/4/2005	39,471	—	$7.60	4/4/2015	—		—
	8/3/2006	100,000	—	$12.93	8/3/2016	—		—
	3/19/2012	—	—	—	—	13,463	(2)	$304,398
	12/28/2012	—	—	—	—	18,368	(3)	$415,300
	3/16/2014	—	—	—	—	16,000	(4)	$361,760
	12/19/2014					49,482	(5)	$1,118,788
George Pita, EVP and CFO	4/3/2013	—	—	—	—	40,000	(6)	$904,400
	3/16/2014	—	—	—	—	11,500	(4)	$260,015
	12/19/2014	—	—	—	—	39,114	(5)	$884,368
Alberto de Cardenas, EVP, General Counsel and Secretary	11/16/2005	20,000	—	$10.13	11/16/2015	—		—
	3/19/2012	—	—	—	—	11,443	(2)	$258,726
	12/28/2012	—	—	—	—	12,858	(3)	$290,719
	3/16/2014	—	—	—	—	10,750	(4)	$243,058
	12/19/2014	—	—	—	—	32,988	(5)	$745,859

(1)	The market value of the shares was calculated based upon the closing market price of our common stock of $22.61 per share, as reported by the NYSE on December 31, 2014.
(2)	These shares were awarded on March 19, 2012 and vest on March 19, 2015.
(3)	These shares were awarded on December 28, 2012 and vest on December 28, 2015.
(4)	These shares were awarded on March 16, 2014 and vest on March 16, 2017.
(5)	These shares were awarded on December 19, 2014 and vest on December 19, 2017.
(6)	These shares were awarded on April 3, 2013 and vest on April 3, 2016.

Options Exercised and Stock Vested in Fiscal Year 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
José R. Mas, CEO	150,000	$4,915,500	32,845	$1,393,942
Robert Apple, COO			15,563	$660,494
Alberto de Cardenas, EVP, General Counsel and Secretary			7,959	$337,780

Nonqualified Deferred Compensation

The following table sets forth earnings under and aggregate balances of nonqualified defined contribution and other deferred compensation plans we maintain.

Name	Executive Contributions in 2014 (1)	Aggregate Earnings in 2014	Aggregate Balance at December 31, 2014
Robert Apple, COO	$175,000	$23,400	$316,290
Alberto de Cardenas, EVP, General Counsel and Secretary		$1,856	$32,124

(1)	Contributions made to MasTec’s non-qualified deferred compensation plans by or on behalf of named executive officers for 2014.

Potential Payments upon Change in Control and Termination of Employment as of December 31, 2014

Each of the named executive officers has an employment agreement with us that provides for us to make continued payments and provide certain benefits to the executive upon termination of employment with the Company.

Each of the employment agreements, as amended to the date of this Proxy Statement, for the named executive officers also provides for each of such named executive officers to receive certain payments in the event of a change in control, as follows:

•

José R. Mas. Mr. Mas would become entitled to receive a lump sum payment equal to one and a half times his base salary and average performance bonuses during the last three calendar years for which he was an employee, a gross-up payment if an excise tax is triggered, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits over a period of 12 months.

•	Robert Apple. Mr. Apple would become entitled to receive a lump sum payment equal to one and a half times his base salary and average performance bonuses during the last three calendar years for which he was an employee, a gross-up payment if an excise tax is triggered, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits over a period of 12 months.

•

George Pita. Mr. Pita would be entitled to a lump sum payment equal to one and a half times his base salary and average performance bonuses during the last three calendar years for which he was an employee, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits over a period of 12 months. Under certain circumstances, the change in control payment would be reduced to avoid triggering an excise tax on such benefits.

•

Alberto de Cardenas. Mr. de Cardenas’ would become entitled to a lump sum payment equal to one and a half times his base salary and average performance bonuses during the last three calendar years for which he was an employee, the immediate vesting of any previously unvested options and restricted stock and the continuation of normal benefits for a period of 12 months. Under certain circumstances, the change in control payment would be reduced to avoid triggering an excise tax on such benefits.

For these purposes, “Change in Control” generally means:

•

Acquisition by Person of Substantial Percentage. The acquisition by a Person (including “affiliates” and “associates” of such Person, but excluding MasTec, any “parent” or “subsidiary” of MasTec or any employee benefit plan of MasTec) of a sufficient number of shares of the common stock, or securities convertible into the common stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving MasTec or any “parent” or “subsidiary” of MasTec, to constitute the Person the actual or beneficial owner of 51% or more of the Common Stock;

•

Disposition of Assets. Any sale, lease, transfer, exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of MasTec or of any “subsidiary” of MasTec to a Person described above; or

•

Substantial Change of Board Members. During any fiscal year of MasTec, individuals who at the beginning of such year constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by a majority of the directors in office at the beginning of the fiscal year.

For purposes of the definition of “Change in Control,” the terms “affiliate,” “associate,” “parent” and “subsidiary” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

Each named executive officer’s employment agreement also provides that such named executive officer would be entitled to receive certain payments in the event that his employment was terminated as follows:

•

José R. Mas. Following termination of Mr. Mas’ employment by us without cause (as defined in the agreement) or by Mr. Mas for good reason (as defined in the agreement), Mr. Mas would receive his base salary, an amount equal to the average of the performance bonuses (as defined in the agreement) he received during the last three calendar years and benefits from the date of termination over a period of twelve months and all unvested options and restricted stock shall immediately vest. In the event Mr. Mas’ employment is terminated by MasTec as a result of death or disability, then Mr. Mas or his estate will receive a lump sum amount equal to his base salary and the pro-rata portion of his annual performance bonus earned through the date of death or disability to which he would have been entitled for the year in which the death or disability occurred and all unvested options and restricted stock shall immediately vest.

•	Robert Apple. Following termination of Mr. Apple’s employment by us without cause (as defined in the agreement) or by Mr. Apple for good reason (as defined in the agreement), Mr. Apple would receive his base salary, an amount equal to the average of the performance bonuses he received during the last three calendar years and certain employee benefits set forth in the agreement from the date of termination over a period of twelve months. In the event Mr. Apple’s employment is terminated by MasTec as a result of death or disability, then Mr. Apple or his estate will receive a lump sum amount equal to his base salary and any annual performance bonus earned through the date of death or disability to which he would have been entitled for the year in which the death or disability occurred and all unvested options and restricted stock shall immediately vest.

•

George Pita. Following termination of Mr. Pita’s employment by us without cause (as defined in the agreement) or by Mr. Pita for good reason (as defined in the agreement), Mr. Pita would receive his base salary, an amount equal to the average of the performance bonuses he received during the last three calendar years and certain employee benefits set forth in the agreement from the date of termination for twelve months. In the event Mr. Pita’s employment is terminated by MasTec as a result of death or disability, then Mr. Pita or his estate will receive a lump sum amount equal to his base salary and any annual performance bonus earned through the date of death or disability to which he would have been entitled for the year in which the death or disability occurred and all unvested options and restricted stock shall immediately vest.

•

Alberto de Cardenas. Following termination of Mr. de Cardenas by us without cause (as defined in the agreement) or by Mr. de Cardenas for good reason (as defined in the agreement), Mr. de Cardenas will receive his base salary, an amount equal to the average of the performance bonuses he received during the last three calendar years and benefits, over a period of twelve months from the date of termination. In the event Mr. de Cardenas’ employment is terminated by us as a result of death or disability, then Mr. de Cardenas or his estate will receive a lump sum amount equal to his base salary and any annual performance bonus earned through the date of death or disability he would have been entitled for the year in which the death or disability occurred and all unvested options and restricted stock shall immediately vest.

The following tables illustrate the payments and benefits that each named executive officer would have received under his employment agreement, as amended to the date of this Proxy Statement, if MasTec experienced a change in control on December 31, 2014 or his employment with MasTec had terminated on December 31, 2014 for any of the reasons described in the tables. The amounts presented in the tables are estimates and do not necessarily reflect the actual value of the payments and of the benefits that would be received by the named executive officers, which would only be known at the time that employment actually terminates or the change of control occurs, as applicable.

Executive: José R. Mas

Executive Benefits upon Change in Control and Termination of Employment	Termination due to Disability	Termination due to Death	Termination by Company without Cause or Resignation with Good Reason		Change of Control
Cash Severance
Base Salary				$980,000	$1,470,000
Performance Bonus				$3,419,520	$5,129,280
Total Cash Severance				$4,399,520	$6,599,280
Long Term Incentives
Value of Accelerated Stock Grants (1)	$6,530,786	$6,530,786		$6,530,786	$6,530,786
Benefits & Perquisites
Health & Welfare Benefits				$8,879	$8,879
Company Car				$17,140	$17,140
Total Benefits & Perquisites				$26,019	$26,019
Section 280G Tax Gross-Up (2)			$		$3,987,859

OVERALL TOTAL	$6,530,786	$6,530,786		$10,956,325	$17,143,944

(1)	Represents the amount of the closing price on the NYSE for a share of MasTec’s common stock on December 31, 2014 ($22.61) multiplied by the number of restricted shares that would have been subject to accelerated vesting.
(2)	Mr. Mas is entitled to receive a tax gross-up payment to reimburse him for any excise tax to which he would be subject under Section 4999 of the Code with respect to any “excess parachute payment” that he receives from MasTec. Mr. Mas generally would not be considered to receive an “excess parachute payment” unless the payments made to him that are contingent on a change in control exceed three times the average of his W-2 compensation for the five years immediately prior to the year in which the change in control occurs. Thus, facts and circumstances at the time of any change in control, as well as changes in Mr. Mas’ W-2 compensation history, could materially impact whether and to what extent any payment to Mr. Mas would result in an “excess parachute payment” and thus result in an excise tax.

Executive: Robert Apple

Executive Benefits upon Change in Control and Termination of Employment	Termination due to Disability	Termination due to Death	Termination by Company without Cause or Resignation with Good Reason		Change of Control
Cash Severance
Base Salary				$585,000	$877,500
Performance Bonus				$1,055,045	$1,582,567
Total Cash Severance				$1,640,045	$2,460,067
Long Term Incentives
Value of Accelerated Stock Grants (1)	$2,200,246	$2,200,246		$2,200,246	$2,200,246
Benefits & Perquisites
Health & Welfare Benefits				$9,826	$9,826
Company Car				$22,948	$22,948
Total Benefits & Perquisites				$32,774	$32,774
Section 280G Tax Gross-Up (2)			$		$—

OVERALL TOTAL	$2,200,246	$2,200,246		$3,873,065	$4,693,087

(1)	Represents the amount by which the closing price on the NYSE for a share of MasTec’s common stock on December 31, 2014 ($22.61) multiplied by the number of shares of restricted stock that would have been subject to accelerated vesting.
(2)	Mr. Apple is entitled to receive a tax gross-up payment to reimburse him for any excise tax to which he would be subject under Section 4999 of the Code with respect to any “excess parachute payment” that he receives from MasTec. Mr. Apple generally would not be considered to receive an “excess parachute payment” unless the payments made to him that are contingent on a change in control exceed three times the average of his W-2 compensation for the five years immediately prior to the year in which the change in control occurs. Thus, facts and circumstances at the time of any change in control, as well as changes in Mr. Apple’ W-2 compensation history, could materially impact whether and to what extent any payment to Mr. Apple would result in an “excess parachute payment” and thus result in an excise tax.

Executive: George Pita

Executive Benefits upon Change in Control and Termination of Employment	Termination due to Disability	Termination due to Death	Termination without Cause or Resignation with Good Reason	Change of Control
Cash Severance
Base Salary			$450,000	$675,000
Performance Bonus			$946,805	$1,420,208
Total Cash Severance			$1,396,805	$2,095,208
Long Term Incentives
Value of Accelerated Stock Grants (1)	$2,048,783	$2,048,783	$2,048,783	$2,048,783
Benefits & Perquisites
Health & Welfare Benefits			$8,223	$8,223
Company Car			$17,885	$17,885
Total Benefits & Perquisites			$26,108	$26,108

OVERALL TOTAL	$2,048,783	$2,048,783	$3,471,696	$4,170,099

(1)	Represents the amount by which the closing price on the NYSE for a share of MasTec’s common stock on December 31, 2014 ($22.61) multiplied by the number of shares of restricted stock that would have been subject to accelerated vesting.

Executive: Alberto de Cardenas

Executive Benefits upon Change in Control and Termination of Employment	Termination due to Disability	Termination due to Death	Termination without Cause or Resignation with Good Reason	Change of Control
Cash Severance
Base Salary			$385,000	$577,500
Performance Bonus			$731,465	$1,097,198
Total Cash Severance			$1,116,465	$1,674,698
Long Term Incentives
Value of Accelerated Stock Grants (1)	$1,538,362	$1,538,362	$1,538,362	$1,538,362
Benefits & Perquisites
Health & Welfare Benefits			$8,889	$8,889
Company Car			$12,000	$12,000
Total Benefits & Perquisites			$20,889	$20,889

OVERALL TOTAL	$1,538,362	$1,538,362	$2,675,716	$3,233,949

(1)	Represents the closing price on the NYSE for a share of MasTec’s common stock on December 31, 2014 ($22.61), multiplied by the number of shares of restricted stock that would have been subject to accelerated vesting.

Employment and Other Agreements

Employment Agreements

On April 18, 2007, MasTec entered into an employment agreement with José R. Mas, MasTec’s President and Chief Executive Officer, effective as of April 18, 2007 and amended on March 31, 2014. The term of the Agreement continues until the Agreement is terminated in accordance with the terms and provisions thereof. The agreement originally provided that Mr. Mas would be paid an annual salary of $500,000, which was increased by the Compensation Committee to $650,000, effective April 1, 2010, to $669,500, effective May 6, 2011, and to $980,000 effective April 1, 2012. The agreement also provides that Mr. Mas shall be eligible for annual performance bonuses of up to his base salary based on the achievement of goals established by the Compensation Committee of the Board of Directors. Pursuant to the terms of the agreement, Mr. Mas received 100,000 shares of MasTec’s common stock, which vested on the fifth anniversary of the agreement. If Mr. Mas’ employment is terminated other than for cause and he has not breached certain of his obligations set forth in the agreement, his restricted stock and stock options that he currently has or may have in the future would continue to vest until they are fully vested, and all existing and future stock option grants will remain exercisable for the full term of the grant. The Agreement further provides for change of control and termination payments as described above in “Potential Payments upon Change in Control and Termination of Employment as of December 31, 2014” on page 22. The agreement also contains confidentiality, non-competition and non-solicitation provisions.

Effective January 1, 2010, MasTec entered into an employment agreement with Robert Apple relating to his employment as Chief Operating Officer which agreement was amended on March 31, 2014. The agreement remains in effect until terminated and provides that Mr. Apple will be paid an annual salary of $440,000, which was increased to $453,200 effective May 6, 2011, $525,000 effective September 28, 2012, and $585,000 effective December 19, 2014. The agreement also provides for annual performance bonuses of up to his base salary based on the achievement of goals established by our Compensation Committee, in its sole discretion. Pursuant to the terms of the agreement, Mr. Apple received 37,500 shares of MasTec’s common stock, which vested on the third anniversary of the effective date of the agreement. If Mr. Apple’s employment is terminated other than for cause and he has not breached certain of his obligations set forth in the agreement, his restricted stock and stock options that he currently has or may have in the future would continue to vest until they are fully vested, and all existing and future stock option grants will remain exercisable for the full term of the grant. The Agreement further provides for change of control and termination payments as described above in “Potential Payments upon Change in Control and Termination of Employment as of December 31, 2014” on page 22. The agreement also contains confidentiality, non-competition and non-solicitation provisions.

Effective January 23, 2014, MasTec entered into an employment agreement with George Pita relating to his becoming, effective January 1, 2014, the Company’s Executive Vice President and Chief Financial Officer, which agreement was amended as of March 31, 2014. The agreement remains in effect until terminated and provides that Mr. Pita will be paid an initial annual base salary of $415,000. Mr. Pita’s annual base salary was increased to $450,000 effective December 19, 2014. The agreement also provides for an annual performance bonus of up to his base salary based on the achievement of goals established by the Compensation Committee, in its sole discretion. If Mr. Pita’s employment is terminated other than for cause and he has not breached certain of his obligations set forth in the agreement, his restricted stock and stock options that he currently has or may have in the future would continue to vest until they are fully vested, and all existing and future stock option grants will remain exercisable for the full term of the grant. The Agreement further provides for change of control and termination payments as described above in “Potential Payments upon Change in Control and Termination of Employment as of December 31, 2014” on page 22. Under certain circumstances, the change in control payment would be reduced to avoid triggering an excise tax on such benefits. The agreement also contains confidentiality, non-competition and non-solicitation provisions.

Effective March 31, 2014, MasTec entered into an employment agreement with Alberto de Cardenas relating to his employment as Executive Vice President, General Counsel and Secretary that replaced his 2008 employment agreement. The agreement remains in force until terminated and provides that Mr. de Cardenas will be paid an annual salary of $350,000. Effective December 19, 2014, Mr. de Cardenas annual base salary was increased to $385,000. The agreement also provides for an annual performance bonus of up to his base salary based on the achievement of goals established by the Compensation Committee, in its sole discretion. If Mr. de Cardenas’ employment is terminated other than for cause and he has not breached certain of his obligations set forth in the agreement, his restricted stock and stock options that he currently has or may have in the future would continue to vest until they are fully vested, and all existing and future stock option grants will remain exercisable for the full term of the grant. The Agreement further provides for change of control and termination payments as described above in “Potential Payments upon Change in Control and Termination of Employment as of

December 31, 2014” on page 22. Under certain circumstances, the change in control payment would be reduced to avoid triggering an excise tax on such benefits. The agreement also contains confidentiality, non-competition and non-solicitation provisions.

Risk Considerations in Our Compensation Programs

MasTec has reviewed its compensation structures and policies as they pertain to risk and has determined that its compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on MasTec. Use of Consolidated EBITDA targets for senior executive bonuses ensures that compensation is based upon the overall performance of MasTec. Moreover, our equity grants typically provide for a three-year vesting period, which we believe encourages our executive officers to manage with the long-term success of MasTec as a key objective. Compensation for other personnel is closely monitored by our senior executive officers in light of this long-term perspective.

Compensation of Directors

2014 Director Compensation

At the direction of the Board in 2014, the Compensation Committee retained Meridian to conduct a review of MasTec’s independent director compensation. Meridian provided a competitive analysis of the compensation programs for our independent directors against the compensation programs of the same peer group described above under the caption “How Do We Determine Our Compensation Levels?—The Role of Peer Companies and Benchmarking.” The review found MasTec’s independent director compensation to be slightly below the median of the group. Based upon the growth of MasTec’s business operations, increasing complexity of its industry operating environment and the historical growth of its financial results, the Compensation Committee determined to recommend to the Board that it approve an increase in the independent director compensation to between the 50th and 75th percentile of the peer group’s independent director compensation. As approved by the Board, effective July 1, 2014, independent directors are paid a $55,000 quarterly retainer. A minimum of 42% of the compensation must be taken in the form of common stock to be issued under the ICP, but Directors may elect to take a greater portion of the quarterly fee in common stock equity. Shares will be valued at the last sale price of the common stock on the NYSE at the close of trading on the applicable quarterly payment date. Directors must make an initial election during an open trading window under MasTec’s insider trading policy and have the ability to change such election during an open trading window. The remainder of the retainer, if any, will be taken in the form of cash. Our independent director compensation policy also provides that directors must own at the end of each quarter a minimum of $250,000 in Company stock valued based on the average closing price of the Company’s common stock on the NYSE during the 30 trading days preceding such quarter-end. New directors have a four year exception period to meet such requirement.

In addition, the Lead Independent Director receives an additional $6,250 per quarter, the Audit Committee Chairperson receives an additional $3,750 per quarter, the Compensation Committee Chairperson receives an additional $2,500 per quarter and each of the Finance and Mergers and Acquisitions Committee Chairperson and Nominating Committee Chairperson receives an additional $1,250 per quarter, payable in cash or stock at the election of each.

In 2012 the Committee approved a policy that permits the payment of additional compensation to independent directors for special projects which may arise from time to time. Special projects may arise in order to take advantage of investment or financing opportunities and may require significant additional time from independent board members. The Committee determined that any of these fees will be specifically approved on a project by project basis. MasTec had no such projects in 2014.

Directors are reimbursed for their reasonable expenses incurred in order to attend Board of Director and committee meetings and in their performance of director duties. Option and stock awards granted to our independent directors are governed by the ICP. The Compensation Committee, which administers the ICP, may also make discretionary grants of stock options and stock awards to non-employee directors. No stock option awards were granted to our directors in 2014.

Effective January 1, 2006, we adopted a Deferred Fee Plan. Under the terms of the Deferred Fee Plan, directors may elect to defer the receipt of cash and stock fees for their services as directors. Each director may elect the type and percentage of fees to be deferred. Deferred cash fees may be directed to a deferred cash account or a deferred stock account (or both). Deferred stock fees may only be directed to a deferred stock account. Elections to defer fees remain in force, unless amended or revoked within the required time periods. The deferred cash account will be credited with interest on the cash balance at the end of each calendar quarter. The interest rate is equal to the rate of interest payable by us on our revolving credit facility, as determined as of the first day of each calendar quarter. The deferred stock account will be credited with stock dividends (or with cash dividends that are converted to defer stock credits pursuant to the plan). Distribution of a director’s cash and stock accounts will begin on January 15 of the year following the directors’ termination of all services with us or, in the case of a change of control (as defined in the Deferred Fee Plan), in a lump sum as soon as practicable following such change of control. Distributions from the deferred cash account will be made in cash and distributions from the deferred stock account will be made in shares of MasTec’s common stock. Distributions will either be made in a lump-sum payment or in up to five consecutive installments as elected by the director. The Deferred Fee Plan was amended and restated generally effective as of January 1, 2009 to comply with Section 409A of the Code and to make certain other desired changes to the Plan.

The following table sets forth a summary of the compensation we paid to our directors who are not named executive officers for services rendered in 2014.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total ($)
Jorge Mas			$17,836	$17,836
Ernst N. Csiszar	$126,357	$77,143		$203,500
Robert J. Dwyer	$134,404	$79,096		$213,500
Frank E. Jaumot	$138,881	$79,619		$218,500
Julia L. Johnson	$130,543	$77,957		$208,500
Daniel A. Restrepo	$126,357	$77,143		$203,500
José S. Sorzano	$129,685	$78,815		$208,500
John Van Heuvelen	$147,256	$81,244		$228,500

(1)	This column reports the amount of compensation earned for Board and Committee service elected to be received in cash.
(2)	This column represents the amount of compensation earned for Board and Committee service elected to be received in stock. Amounts shown in this column represent the fair value of the awards as of date of issuance computed in accordance with FASB ASC Topic 718. Each restricted stock award was valued at the closing market price of our common stock on the date of grant. For additional information regarding assumptions underlying the valuation of equity awards and the calculation method, please refer to Note 11 in our Consolidated Financial Statements, which are contained in our Annual Report on Form 10-K for the year ended December 31, 2014.
(3)	Includes imputed income of $828 for life insurance policies on the lives of Mr. and Mrs. Jorge Mas that are owned by MasTec and are subject to a split dollar arrangement. Also includes lease payments for a vehicle of $8,188 and medical insurance benefits of $8,820. See “Certain Relationships and Related Transactions” for a description of the split-dollar agreements that MasTec has entered into with Mr. Jorge Mas.

As of December 31, 2014, the aggregate number of unvested stock awards and the aggregate number of stock option awards (both exercisable and unexercisable) for directors, who are not named executive officers, were as follows:

Name	Aggregate Number of Option Awards
Jorge Mas	—
Ernst N. Csiszar	—
Robert J. Dwyer	7,500
Frank E. Jaumot	—
Julia L. Johnson	7,500
Daniel A. Restrepo	—
José S. Sorzano	—
John Van Heuvelen	—

Compensation Committee Interlocks and Insider Participation

In 2014, none of our executive officers serving on the Compensation Committee were (i) employees, officers, or former officers of the Company, (ii) had a relationship that would be considered a compensation committee interlock under SEC rules, (iii) were members of the board of directors of any other company where the relationship would be considered a compensation committee interlock under SEC rules.

SECURITY OWNERSHIP

Principal Shareholders

The following table provides information concerning the beneficial ownership of our common stock, as of August 11, 2015, by:

•	Each shareholder who is known to beneficially own more than 5% of the outstanding shares of our common stock;

•	Each of our current directors and nominees for director;

•	Each of our named executive officers; and

•	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are exercisable as of August 11, 2015 or that will become exercisable within 60 days thereafter are deemed outstanding for purposes of that person’s percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the mailing address of each individual is c/o MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. The following information is based upon information provided to us or filed with the SEC by the shareholders.

	Common Stock Beneficially Owned
Name	Number of Shares (1)(2)	Percentage of Common Stock Outstanding (3)
Jorge Mas (4)	10,475,400	13.1
Chairman of the Board
José R. Mas (5)	5,112,056	6.4
Chief Executive Officer and Director
Ernst N. Csiszar	19,132	*
Director
Robert J. Dwyer	30,158	*
Director
Frank E. Jaumot	17,108	*
Director
Julia L. Johnson	61,545	*
Director
Daniel A. Restrepo	4,967	*
Director
José S. Sorzano	33,922	*
Director
John Van Heuvelen	62,926	*
Director
Robert Apple	260,917	*
Chief Operating Officer
George Pita	91,130	*
Executive Vice President and Chief Financial Officer
Alberto de Cardenas	95,871	*
Executive Vice President, General Counsel and Secretary
All current executive officers and directors as a group (12 persons) (6)	15,715,132	19.7
Frontier Capital Management (7)	4,489,711	5.6

*	Less than 1%
(1)	Includes shares of unvested restricted stock, but as to which the owner presently has the right to vote and the right to receive dividends, as follows: José R. Mas, 248,457 shares; Robert Apple, 83,850 shares; George Pita, 90,614 shares; and Alberto de Cardenas, 56,596 shares.
(2)	Includes shares of common stock that may be issued upon the exercise of stock options that are exercisable within 60 days of August 11, 2015 as follows: Robert J. Dwyer, 7,500 shares; Julia L. Johnson, 7,500 shares; and Robert Apple, 100,000 shares.
(3)	The percentages reported in this column are based on 79,839,747 shares of our common stock outstanding as of August 11, 2015.
(4)	Includes shares owned of record by Jorge Mas Holdings I Limited Partnership, a Florida limited partnership (“Jorge Mas Holdings”). The sole general partner of Jorge Mas Holdings is Jorge Mas Holdings

Corporation, a Florida corporation that is wholly owned by Mr. Jorge Mas. Also includes shares owned of record by the Mas Family Foundation, Inc., a Florida not-for-profit corporation (the “Family Foundation”) of which Mr. Jorge Mas is the president; and shares covered by options exercisable within 60 days of July 20, 2015. Mr. Jorge Mas disclaims beneficial ownership of the shares held by the Family Partnership except to the extent of his pecuniary interest therein, and disclaims beneficial ownership of all of the shares owned by the Family Foundation. Also includes shares owned of record by the José Mas Irrevocable Trust of which Mr. Jorge Mas is a trustee. In 2003, Mr. Mas entered into a 10b5-1 plan with a third-party trustee providing for the sale of shares of our common stock. On an annual basis, Mr. Mas may authorize the trustee, in its sole discretion but subject to certain price restrictions and monthly volume limitations, to sell up to a maximum number of shares.
(5)	Includes shares owned of record by José Ramon Mas Holdings I Limited Partnership, a Florida limited partnership (“José Mas Holdings”). The sole general partner of José Mas Holdings is José Ramon Mas Holdings Corporation, a Florida corporation that is wholly owned by Mr. José Mas. Also includes shares owned of record by Jorge Mas Canosa Freedom Foundation, Inc., a Florida non-for-profit corporation (“Freedom Foundation”) of which Mr. José R. Mas is secretary; and shares covered by options exercisable within 60 days of July 20, 2015; and shares owned of record individually. Mr. José R. Mas disclaims beneficial ownership of the shares held by the Freedom Foundation. Also includes shares of the Jorge Mas Irrevocable Trust of which Mr. José Mas is a trustee and the Mas Family Foundation, Inc.
(6)	The amounts above for Jorge Mas and José Mas both include shares owned of record by the José Mas Irrevocable Trust and by the Mas Family Foundation, Inc. This total only includes those shares once.
(7)	Based on a Schedule 13G/A filed with the SEC, dated February 13, 2015, reporting beneficial ownership of more than 5% of MasTec’s common stock. As reported in the Schedule 13G/A, Frontier Capital Management possesses sole voting power with respect to 2,382,382 shares and possesses sole dispositive power with respect to 4,489,711. Frontier Capital Management’s address is 99 Summer Street, Boston, MA 02110.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and regulations of the SEC thereunder require that MasTec’s directors, executive officers and persons who own more than 10% of MasTec’s common stock, as well as certain affiliates of such persons, file initial reports of their ownership of MasTec’s common stock and subsequent reports of changes in such ownership with the SEC. Directors, executive officers and persons owning more than 10% of MasTec’s common stock are required by SEC regulations to file with the SEC and the NYSE reports of their respective ownership of common stock and to furnish MasTec with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports received and written representations from our directors and executive officers, MasTec believes that during the year ended December 31, 2014, directors, executive officers and owners of more than 10% of the common stock timely complied with all applicable filing requirements under Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

The Audit Committee Charter requires that the Audit Committee review and approve all transactions identified in Item 404(a) of Regulation S-K, in which we are a participant and in which a related person has or will have a direct or indirect material interest. In March 2007, the Audit Committee formally adopted written standards to apply when it reviews, approves or ratifies any such related party transaction. These standards provide that: (i) all related party transactions must be fair and reasonable to us at the time they are authorized by the Audit Committee; and (ii) all related party transactions must be authorized, approved or ratified by the affirmative vote of a majority of the members of the Audit Committee who have no interest, either directly or indirectly, in any such related party transaction.

MasTec purchases, rents and leases equipment used in its business from a number of different vendors on a non-exclusive basis, including Cross Country Pipeline Supply, Inc. (“CCP”), in which the Company has a cost method investment of $15 million resulting from its investment in CCP in 2013. Juan Carlos Mas, who is the brother of Jorge Mas, Chairman of MasTec’s Board of Directors, and José R. Mas, MasTec’s Chief Executive Officer, serves as the chairman of CCP. Additionally, an entity owned by Jorge, José and Juan Carlos Mas, is a minority shareholder of CCP. For the year ended December 31, 2014, MasTec paid CCP approximately $6.3 million, for equipment rentals, leases and servicing.

MasTec leases employees to a customer in which Jorge Mas and José R. Mas own a minority interest. For the year ended December 31, 2014, MasTec charged approximately $700,000, to this customer. As of December 31, 2014, outstanding receivables from employee leasing arrangements with this customer totaled $0.1 million. The Company also provides satellite communication services to this customer. For the year ended December 31, 2014, satellite communication revenue relating to this customer totaled approximately $1.0 million. As of December 31, 2014, outstanding receivables from this customer for satellite communication services totaled approximately $500,000.

MasTec leases a property located in Florida from Irma S. Mas, the mother of Jorge Mas and José R. Mas. For the year ended December 31, 2014, the Company paid lease payments of approximately $48,000, in connection with this property.

Split Dollar Agreements

In August 2014, José R. Mas, the Company and Jorge Mas, Juan Carlos Mas and Patricia Mas, as trustees of the José Ramon Mas Irrevocable Trust, dated December 7, 2012 (the “José Mas trust”), entered into a split dollar life insurance agreement that replaced a prior split dollar agreement and eliminated a deferred bonus agreement with José R. Mas. Under the new split dollar agreement, MasTec is the sole owner of each of the policies subject to the agreement. The Company will make the premium payments under each of the policies. Upon the death of José R. Mas or the survivor of José R. Mas and his wife (collectively, the “José Mas insureds”) under the applicable policy, MasTec is entitled to receive a portion of the death benefit under the policy equal to the greater of (i) premiums paid by the Company on the policy and (ii) the then cash value of the policy (excluding surrender charges or other similar charges or reductions) immediately before the triggering death. The balance of the death benefit is payable to the José Mas trust or other beneficiary designated by the trustees. In the event of the Company’s bankruptcy or dissolution, the José Mas trust shall have the assignable option to purchase the policies subject to the split dollar agreement from the Company. The purchase price for each policy shall be the greater of either the total premiums paid by the Company for the policy, or the then cash value of the policy, excluding surrender charges or other similar charges or reductions. The total maximum face amount of the insurance policies subject to the split dollar agreement is capped at $75 million. The Company is designated as the named fiduciary under the split dollar agreement, and the policy may not be surrendered without the express written consent of the José Mas trust.

In October 2013, Jorge Mas, the Company and José R. Mas and Juan Carlos Mas, as trustees of the Jorge Mas Irrevocable Trust, dated June 1, 2012 (the “Jorge Mas trust”) entered into a split dollar life insurance agreement that replaced a prior split dollar agreement and eliminated a deferred bonus agreement with Jorge Mas. Under the new split dollar agreement, MasTec is the sole owner of each of the policies subject to the agreement. The Company will make the premium payments under each of the policies. Upon the death of Jorge Mas or the survivor of Jorge Mas and his wife (collectively, the “Jorge Mas insureds”) under the applicable policy, MasTec is entitled to receive a portion of the death benefit under the policy equal to the greater of (i) premiums paid by the Company on the policy and (ii) the then cash value of the policy (excluding surrender charges or other similar charges or reductions) immediately before the triggering death. The balance of the death benefit is payable to the Jorge Mas trust or other beneficiary designated by the trustees. In the event of the Company’s bankruptcy or dissolution, the Jorge Mas trust shall have the assignable option to purchase the policies subject to the split dollar agreement from the Company. The purchase price for each policy shall be the greater of either the total premiums paid by the Company for the policy, or the then cash value of the policy, excluding surrender charges or other similar charges or reductions. The total maximum face amount of the insurance policies subject to the split dollar agreement is capped at $200 million. The Company is designated as the named fiduciary under the split dollar agreement, and the policy may not be surrendered without the express written consent of the Jorge Mas trust.

For the year ended December 31, 2014, the Company received $0.1 million of proceeds from policies surrendered, net of premiums paid, related to the split dollar and deferred bonus agreements for José R. Mas. For the years ended December 31, 2013 and 2012, the Company did not make any payments in respect thereof. The Company paid approximately $1.1 million for the year ended December 31, 2014 related to the Jorge Mas split dollar agreements. For the year ended December 31, 2013, the Company paid approximately $1.2 million, net of proceeds from policies surrendered, related to the Jorge Mas agreements. For the year ended December 31, 2012, the Company paid approximately $0.3 million related to these agreements. As of December 31, 2014 and 2013, $11.1 million and $10.2 million, respectively, of life insurance assets associated with these agreements were included within other long-term assets in the consolidated balance sheets.

AUDIT COMMITTEE AND AUDIT RELATED INFORMATION

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of MasTec’s filings under the Securities Act or the Exchange Act except to the extent that we specifically incorporate such report by reference.

We act under a written charter that has been adopted by MasTec’s Board of Directors. While we have the responsibilities set forth in this charter, it is not our duty to plan or conduct audits or to determine that MasTec’s financial statements are complete, accurate or in compliance with generally accepted accounting principles. This is the responsibility of MasTec’s management and independent auditors.

Our primary function is to assist the Board of Directors in their evaluation and oversight of the integrity of MasTec’s financial statements and internal control over financial reporting, the qualifications and independence of MasTec’s independent auditors and the performance of MasTec’s audit functions. In addition, while we are also responsible for assisting the Board of Directors in their evaluation and oversight of MasTec’s compliance with applicable laws and regulations, it is not our duty to assure compliance with such laws and regulations and related policies. We are also responsible for reviewing and discussing MasTec’s guidelines, policies and processes with respect to risk assessment and risk management and we advise the Board of Directors with respect to such matters, as appropriate. We are responsible for retaining MasTec’s independent auditors, and maintain sole responsibility for their compensation, oversight and termination. We are also responsible for pre-approving all non-audit services to be provided by the independent auditors, and on an annual basis discussing with the independent auditors all significant relationships they have with MasTec to determine their independence.

The agenda of the Audit Committee is established by the Chairman of the Audit Committee. During 2014, at each of its meetings, the Audit Committee met with senior members of the financial management team. Members of the Audit Committee had private executive sessions, as appropriate, at its meetings, with MasTec’s independent registered public accounting firm for the purpose of discussing financial management, accounting and internal control issues, including those matters required to be discussed pursuant to Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and the rules of the NYSE. The Audit Committee also has executive sessions with the director of internal audit.

The Audit Committee also received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee reviewed and discussed with the independent auditors their independence from MasTec. In connection with discussions regarding independence, the Audit Committee also considered with the independent auditors whether the provision of non-audit services by independent auditors to MasTec is compatible with the auditors’ independence.

The Audit Committee reviewed the audited financial statements contained in MasTec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 with MasTec’s management, including a discussion of the accounting principles, the reasonableness of judgments and estimates, the clarity of disclosure in the financial statements and the conformity of the consolidated financial statements of MasTec with generally accepted accounting principles. In performing its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of MasTec’s management, which has the primary responsibility for the financial statements and reports, and of the independent registered public accounting firm, who, in its report, expressed an opinion on the conformity of our annual financial statements to generally accepted accounting principles. In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in MasTec’s Annual Report on Form 10-K for the year ended December 31, 2014.

Frank E. Jaumot, Chairman

Daniel A. Restrepo

John Van Heuvenlen

Robert J. Dwyer

Julia L. Johnson

Independent Registered Public Accountants

Our Audit Committee engaged BDO USA, LLP to serve as our independent registered public accountant for the 2014 fiscal year. A representative from BDO USA, LLP is expected to attend the 2015 Annual Meeting of Shareholders and will have the opportunity to make a statement and answer appropriate questions.

Audit Fees

Fees for services rendered by our independent auditors, BDO USA, LLP, for professional services rendered for the 2014 and 2013 audits of our annual financial statements, reviews of financial statements included in quarterly reports on Form 10-Q in 2014 and 2013 and out of pocket expenses, totaled approximately $3.8 million and $2.4 million for 2014 and 2013, respectively. Approximately $1.0 million of the 2014 costs are related to the ongoing Audit Committee investigation described in our Annual Report on Form 10-K for the year ended December 31, 2014, and filed with the SEC on July 31, 2015.

Audit Related Fees

Fees for audit related services, which are services that are reasonably related to the performance of the annual audit or to the review of quarterly financial statements, performed by BDO USA, LLP were $45,500 and $44,400 in 2014 and 2013, respectively. Fees for services rendered by our independent auditors, BDO USA, LLP, for audit related services rendered for 2014 and 2013 included procedures performed for the 401(k) retirement plan.

Tax Fees

There were no tax fees billed by BDO USA, LLP for either 2014 or 2013.

All Other Fees

There were no fees billed by BDO USA, LLP for other services in either 2014 or 2013.

Pre-approval Policies

The Audit Committee pre-approves all auditing services and the terms of such services (which may include providing comfort letters in connection with securities underwritings) and non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the Audit Committee reasonably determines that the non-audit services do not impair the independence of the independent auditors. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

The pre-approval requirement is waived with respect to the provision of non-audit services for MasTec if (i) the aggregate amount of all such non-audit services provided to MasTec constitutes not more than 5% of the total amount of revenues paid by MasTec to its independent auditors during the fiscal year in which such non-audit services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Audit Committee.

The Audit Committee has considered and determined that the provision of the non-audit services described above is compatible with maintaining the auditor’s independence.

During 2013 and 2014, audit services, audit related services and all other services to be provided by BDO USA, LLP were pre-approved by the Audit Committee.

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected and appointed the firm of BDO USA, LLP to act as our independent registered public accounting firm for the 2015 fiscal year. BDO USA, LLP was our independent auditor for the fiscal year ended December 31, 2014. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the appointment of BDO USA, LLP to our shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will re-evaluate its appointment, taking into consideration our shareholders’ vote. However, the Audit Committee is solely responsible for the appointment and termination of our auditors and may do so at any time in its discretion.

Proxies will be voted “for” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2015 fiscal year absent contrary instructions.

The Board of Directors Recommends that You Vote “FOR” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2015 fiscal year.

PROPOSAL NO. 3: THE 2011 ESPP

Shareholders are being asked to approve the 2011 ESPP, which amends the existing MasTec, Inc. 2011 Employee Stock Purchase Plan, referred to as the Existing ESPP, to better enable MasTec to attract and retain officers and employees of MasTec, its subsidiaries and its affiliates by increasing the maximum number of shares issuable under the 2011 ESPP from 1,000,000 to 2,000,000.

The Existing ESPP, which was originally adopted by the Board of Directors, effective July 1, 2011, and approved by the Company’s shareholders on May 5, 2011, authorized the issuance of 1,000,000 shares of common stock. MasTec amended and restated the Existing ESPP effective July 1, 2013, to make certain technical revisions, and now seeks to amend the Existing ESPP as more fully described below. The 2011 ESPP is designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. Shareholder approval for the 2011 ESPP is required in order to comply with the requirements of Section 423 of the Internal Revenue Code.

As of June 30, 2015, an aggregate of 756,254 shares had been issued under the Existing ESPP. Because only 243,746 shares, as of June 30, 2015, remained available for issuance under the Existing ESPP, MasTec is seeking shareholder approval to increase the total number of shares issuable under the 2011 ESPP to 2,000,000 (or 1,000,000 additional shares). The proposed 2011 ESPP will continue to enable MasTec to attract and retain officers and employees of MasTec, its subsidiaries and its affiliates by making available additional shares under the 2011 ESPP, as well as helping to align the interests of our officers and employees with our shareholders.

Description of the 2011 ESPP

The following is a summary of the material provisions of the 2011 ESPP. This summary is qualified in its entirety by reference to the complete text of the 2011 ESPP. Shareholders are urged to read the actual text of the 2011 ESPP in its entirety, which is set forth in Annex A to this Proxy Statement.

Purpose of the 2011 ESPP

The purpose of the 2011 ESPP is to provide an incentive for our employees, and the employees of our subsidiaries that are designated by our Board of Directors as eligible, which we refer to as “designated subsidiaries”, to purchase our common stock and acquire a proprietary interest in us. Approximately 14,964 of our approximately 15,553 employees as of December 31, 2014 were eligible to participate in the 2011 ESPP.

Administration of the 2011 ESPP

The Compensation Committee of our Board of Directors will administer the 2011 ESPP. The 2011 ESPP vests the Compensation Committee with the authority to interpret the 2011 ESPP, to prescribe, amend and rescind rules and regulations relating to the 2011 ESPP, and to make all other determinations necessary or advisable for the administration of the 2011 ESPP; however, our Board of Directors may exercise that authority in lieu of the Compensation Committee. The 2011 ESPP is required to be administered in a manner consistent with Rule 16b-3 of the Exchange Act.

Participation in the 2011 ESPP

Employees of MasTec and its designated subsidiaries on July 1, 2011 are eligible to participate in the 2011 ESPP as of that date if they have been employed by MasTec or any of its subsidiaries for 30 days preceding that date and are scheduled to work at least 20 hours per week and more than five months per calendar year. Individuals who become employees of MasTec or its subsidiaries after July 1, 2011 and are scheduled to work at least 20 hours per week and more than five months per calendar year, become eligible to participate in the 2011 ESPP after completing 30 days of employment with MasTec, Inc. or any of its subsidiaries. These eligible employees may become participants in the 2011 ESPP by completing an enrollment agreement and filing it with us.

Offerings under the 2011 ESPP

The 2011 ESPP generally is implemented through a series of quarterly offering periods, beginning on each January 1, April 1, July 1, and October 1. Shares of our common stock are available for purchase under the 2011 ESPP on the last business day within each offering period. Thus, the exercise dates are the last business days in March, June, September and December during each offering period. On the first business day of each offering period, participants are granted the option to purchase shares of our common stock on the exercise dates within that offering period.

No participant is eligible for the grant of any option under the 2011 ESPP if, immediately after the grant, the participant would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our subsidiaries. Additionally, no participant may be granted any option that would permit the participant to buy more than $25,000 worth of our common stock (based on the closing sale price per share reported on the NYSE on the date the option is granted or, if there is no sale on that date, then on the last previous day on which a sale was reported) in any calendar year. Finally, no participant may purchase more than 5,000 shares of our common stock on any one exercise date.

Plan Contributions

Except as otherwise authorized by the Compensation Committee, all contributions to the 2011 ESPP shall be made only by after-tax payroll deductions or by direct after-tax contributions to the 2011 ESPP at such times and subject to such terms and conditions as the Compensation Committee may in its discretion determine. The enrollment agreement that each participant must submit authorizes after-tax payroll deductions from the participant’s compensation during each payroll period. Participants may elect a payroll deduction amount of at least 1%, and up to 15%, of their compensation, or if denominated in dollars, an amount not less than $5 and not more than $500 of their compensation on each payroll date during the offering period. A participant may change or terminate his or her payroll deductions at any time during an offering period, but may not change the rate or amount of payroll deductions with respect to any offering period that is ongoing and may only begin payroll deductions on specified dates. All payroll deductions made for a participant are credited to his or her account under the 2011 ESPP and deposited with our general funds.

Exercise Price

The exercise price per share at which shares are sold in an offering under the 2011 ESPP is the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the closing price on the exercise date. Participants pay the exercise price through accumulated payroll deductions or direct after-tax contributions made to the 2011 ESPP over the offering period.

Withdrawal from the 2011 ESPP

A participant may withdraw from participation in the 2011 ESPP at any time by completing a withdrawal form and delivering it to us. If a participant’s employment terminates for any reason, he or she is treated as having withdrawn from the 2011 ESPP.

A participant’s withdrawal is effective as soon as administratively practicable after we receive the notice of withdrawal. All options granted to the participant under the 2011 ESPP, but not yet exercised, automatically terminate, and no further purchases of common stock are made for the participant’s account following the effectiveness of the participant’s withdrawal. We cease making payroll deductions for a participant’s account beginning with the first payroll period that starts after the effectiveness of the participant’s withdrawal, and we refund any accumulated payroll deductions and/or direct after-tax contributions that are not used to purchase stock under the 2011 ESPP.

After a participant withdraws, or is treated as having withdrawn, the participant is not permitted to participate again in the 2011 ESPP until the entry date that is at least three months after his or her date of withdrawal. In order to rejoin the 2011 ESPP, a former participant must submit a new enrollment agreement.

Restrictions on Transfer; No Shareholder Rights

No contributions to or option granted under the 2011 ESPP is assignable or transferable, other than by will or by the laws of descent and distribution or as provided under the 2011 ESPP. During the lifetime of a participant, an option is exercisable only by the participant. A participant does not have any interest or voting rights in shares covered by his or her option until the option has been exercised.

Duration, Termination, and Amendment of the 2011 ESPP

The 2011 ESPP will terminate following the last exercise date before the tenth anniversary of the date on which the 2011 ESPP is approved by the Company’s shareholders at the 2015 Annual Meeting of Shareholders, or if sooner, on the date on which all shares reserved for issuance under the 2011 ESPP have been sold. Additionally, our Board of Directors may terminate the 2011 ESPP earlier. The Board of Directors or the Compensation Committee may amend the 2011 ESPP at any time, provided that no amendment may change any option in a way that adversely affects the rights of the holder of the option, no amendment may in any way cause rights issued under the 2011 ESPP to fail to meet the requirements for employee stock purchase plans under Section 423 of the Internal Revenue Code, and no amendment may cause the 2011 ESPP to fail to comply with Rule 16b-3 under the Exchange Act. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Internal Revenue Code, or any other applicable law or regulation, we will obtain shareholder approval of any such amendment. The Compensation Committee is permitted to allocate and delegate its authority to amend the 2011 ESPP to certain other person or persons that it deems appropriate, subject to any limitations as the Compensation Committee may provide.

Shares Reserved under the 2011 ESPP

2,000,000 shares of our common stock are reserved for issuance under the 2011 ESPP (assuming approval of the 2011 ESPP at the Annual Meeting), of which 756,254 have been issued as of June 30, 2015. If any option granted under the 2011 ESPP expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that option will again be available for issuance under the 2011 ESPP.

Effect of Certain Corporate Events

The 2011 ESPP provides for appropriate adjustment of the number of shares of common stock for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares of our common stock as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends.

In the event of a merger or a sale of all or substantially all of our assets, each option under the 2011 ESPP will be assumed or an equivalent option will be substituted by the successor corporation, unless the Compensation Committee accelerates the date on which the options may be exercised. In the event of our dissolution or liquidation, the offering period in progress will terminate immediately prior to the consummation of such proposed action, unless the Compensation Committee determines otherwise.

New Plan Benefits

We are not able to determine the dollar value and number of any additional plan benefits which will be received by or allocated to any of our executive officers, our current executive officers, as a group, or employees who are not executive officers, as a group, because participation in the 2011 ESPP and the rate of withholding is voluntary and determined by each eligible person in his or her sole discretion. The adoption of the 2011 ESPP will not result in any new benefits to the current directors who are not employees, as a group, including nominees for election as a director, because those persons are not eligible to participate in the 2011 ESPP.

Federal Income Tax Effects

Options granted under the 2011 ESPP are intended to qualify for favorable federal income tax treatment to our employees under Sections 421 and 423 of the Internal Revenue Code. Employee contributions are made on an after-tax basis and the exercise of an option will not be a taxable event to a participant. When a participant sells shares of common stock purchased under the 2011 ESPP, such sale would be taxable as follows:

•

if a participant disposes of shares purchased under the 2011 ESPP two years or more after the date of the beginning of the offering period in which the shares were acquired, and more than one year after the shares were purchased, the participant would recognize as ordinary income the lesser of (i) the excess of the fair market value of the shares on the date of sale over the price paid or (ii) the discount of the fair market value of the shares at the beginning of the offering period. Additionally, the participant would recognize a long-term capital gain or loss, within the meaning of the Internal Revenue Code, equal to the difference between the amount realized from the sale of the shares and the participant’s basis. The participant’s basis would be the purchase price plus any amount taxed as ordinary compensation income; or

•

if a participant disposes of shares purchased under the 2011 ESPP within two years after the date of the beginning of the offering period during which the shares were purchased, or within one year after the shares were purchased, the participant would recognize ordinary compensation income equal to the excess of the fair market value of the shares on the purchase date over the price paid for the shares. Additionally, the participant would recognize a capital gain or loss, within the meaning of the Internal Revenue Code, equal to the difference between the amount realized from the sale of the shares and the participant’s basis. The participant’s basis would be the purchase price plus the amount taxed as ordinary compensation income. If the participant held the shares for more than one year, the capital gain or loss would be a long-term gain or loss.

MasTec will not receive an income tax deduction upon either the grant of the option or a participant’s exercise of the option, but generally does receive a deduction equal to the ordinary compensation income that the participant is required to recognize as a result of the disposition of the shares if the participant disposes of the shares within two years after the date of the beginning of the offering period during which the shares were acquired, or within one year after the shares are purchased. Under current law, no withholding of income tax or Federal Insurance Contributions Act tax is required.

On August 28, 2015, the last trading day prior to the printing of this proxy statement, the last reported sale price per share of MasTec common stock on the NYSE was $15.87.

The Board of Directors Recommends a Vote “FOR” the Approval of the 2011 ESPP.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014, with respect to shares of our common stock that may be issued under existing equity compensation plans, including the Existing ESPP, the ICP, the Bargaining Units Employee Stock Purchase Plan and individual option agreements.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	284,671	12.06	5,512,834	(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	284,671	12.06	5,512,834

(1)	Represents 330,640 shares issuable under the Existing ESPP, 4,190,088 shares issuable under the ICP and 992,106 shares issuable under the MasTec, Inc. Bargaining Units Employee Stock Purchase Plan.

OTHER BUSINESS

Advance Notice Procedures and Shareholders’ Proposals for the 2016 Annual Meeting of Shareholders

Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before an annual meeting by or at the direction of our Board of Directors or, in the case of business other than director nominations, by a shareholder entitled to vote who has delivered written notice as specified by our bylaws. Under our bylaws, MasTec must receive any eligible proposal from an eligible shareholder intended to be presented at the 2016 Annual Meeting of Shareholders on or before December 21, 2015 for the proposal to be properly brought before the meeting. This same deadline also applies for any shareholder proposal to be eligible for inclusion in our Proxy Statement and proxy related to that meeting. Any notice regarding any shareholder proposal must include the information specified in Article I, Section 9 of our bylaws. If a shareholder fails to comply with Article I, Section 9 of our bylaws or notifies MasTec after December 21, 2015 of an intent to present any proposal at MasTec’s 2016 Annual Meeting of Shareholders, irrespective of whether the shareholder is seeking to include the proposal in MasTec’s Proxy Statement and proxy, the proposal will not be considered properly brought before the meeting. A copy of our bylaw requirements will be provided upon written request to: MasTec Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, 33134.

Availability of Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (without exhibits or documents incorporated by reference therein), are available without charge to shareholders upon written request to MasTec Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, 33134, by calling (305) 599-1800 or via the Internet at www.mastec.com.

Other Matters that May Come Before the Annual Meeting

The Board of Directors does not intend to present, and knows of no others who intend to present, at the Annual Meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote any proxies on such matters in accordance with their judgment.

We request that you promptly request a proxy card to sign, date, and return or vote your proxy over the telephone or through the Internet so that your vote will be included at the meeting.

Alberto de Cardenas, Secretary

Coral Gables, Florida

September 2, 2015

Annex A

MASTEC, INC.

AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN

MASTEC, INC.

AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

The Plan was originally adopted by the Board, effective July 1, 2011, and approved by the Company’s shareholders on May 5, 2011 at the Company’s 2011 Annual Meeting of Shareholders. The Plan was subsequently amended and restated effective July 1, 2013. This amendment and restatement of the Plan shall be effective as of the date on which this amended and restated Plan is approved by the Company’s shareholders at the Company’s 2015 Annual Meeting of Shareholders (the “Restatement Effective Date”).

2. Definitions.

(a) “Applicable Percentage” means, with respect to each Offering Period, eighty-five percent (85%), unless and until such Applicable Percentage is increased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Offering Period must be established not less than fifteen (15) days prior to the Offering Date thereof.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

(d) “Committee” means the Compensation Committee of the Board or, if no such Committee exists, then the Board.

(e) “Common Stock” means the Company’s common stock, par value $.10 per share.

(f) “Company” means MasTec, Inc., a Florida corporation.

(g) “Compensation” means, with respect to each Participant for each pay period, the full base salary and overtime paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) bonuses or commissions, (ii) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (iii) any automobile or relocation allowances (or reimbursement for any such expenses), (iv) any amounts paid as a starting bonus or finder’s fee, (v) any amounts realized from the exercise of any stock options or incentive awards, (vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (vii) other similar forms of extraordinary compensation.

(h) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(i) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board or the Committee from time to time in their sole discretion as eligible to participate in the Plan.

(j) “Employee” means any person, including an Officer, whose customary employment with the Company or one of its Designated Subsidiaries is at least twenty (20) hours per week and more than five months in any calendar year.

(k) “Entry Date” means the first day of each Offering Period.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” means the last Trading Day of each Offering Period.

(n) Reserved.

(o) “Exercise Price” means the price per share of Common Stock offered in a given Offering Period determined as provided in Section 7(b).

(p) “Fair Market Value” means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(c).

(q) “First Offering Date” means July 1, 2011.

(r) “Offering Date” means the first Trading Day of each Offering Period.

(s) “Offering Period” means, with respect to Offering Periods that begin on or after July 1, 2013, each three calendar month period that begins on a January 1, April 1, July 1, and October 1, subject to adjustment as provided in Section 4(b). Pursuant to the Committee’s authority under Section 4(b) hereof, a special Offering Period was created that is scheduled to begin on August 31, 2015 and end on September 30, 2015.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.

(u) “Participant” means an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 hereof.

(v) “Plan” means this MasTec, Inc. Amended and Restated 2011 Employee Stock Purchase Plan.

(w) “Plan Contributions” means, with respect to each Participant, the lump sum cash transfers, if any, made by the Participant to the Plan pursuant to Section 6(a) hereof, plus the after-tax payroll deductions, if any, withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 hereof, and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

(x) “Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(y) “Trading Day” means a day on which the national stock exchanges and the Nasdaq system are open for trading.

3. Eligibility.

(a) First Offering Date. Any individual who is an Employee as of the First Offering Date and has been employed by the Company or any Subsidiary (or any predecessor) for 30 days preceding the First Offering Date shall be eligible to become a Participant as of the First Offering Date.

(b) Subsequent Offering Dates. Any individual who is an Employee on the thirtieth (30th) day preceding the Offering Date of a given Offering Period and who is an Employee as of such Offering Date shall be eligible to become a Participant as of such Offering Date.

4. Offering Periods.

(a) In General. The Plan shall generally be implemented by a series of Offering Periods. Each Offering Period shall occur during the three calendar month period that begins on a January 1, April 1, July 1, and October 1, subject to adjustment as provided in Section 4(b).

(b) Changes by Committee.

i. The Committee shall have the power to make other changes to the duration and/or the frequency of Offering Periods with respect to future offerings if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected.

ii. The Committee may shorten the duration of any Offering Period then in progress by requiring that it end immediately following the close of any Trading Day within that Offering Period (after the purchase of Common Stock on that Trading Day), if such change is announced at least five days prior to the Trading Day on which the Committee proposes that the Offering Period terminate.

iii. If the Company determines that the accounting treatment of purchases under the Plan will change or has changed in a manner that is detrimental to the Company’s best interests, then the Committee may, in its discretion, take any or all of the following actions: (A) terminate any Offering Period that is then ongoing immediately following the close of any Trading Day within that Offering Period (after the purchase of Common Stock on that Trading Day); (B) amend the Plan so that each offering under the Plan will reduce the effect of such detrimental accounting treatment; or (C) terminate any ongoing Offering Period at any time and refund any contributions to the applicable Participants.

5. Participation.

(a) Entry Dates. Employees meeting the eligibility requirements of Section 3(b) hereof after the First Offering Date may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or before the twenty-fifth (25th) day of the month preceding the month in which the Offering Period to which such new enrollment agreement relates, begins, unless a different time for filing the enrollment agreement is set by the Committee for all eligible Employees with respect to a given offering.

(b) Special Rule for First Offering Date. All Employees who are eligible as of the First Offering Date may elect to participate in the Plan commencing as of the First Offering Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or prior the deadline prescribed by the Company for initial enrollment.

6. Plan Contributions.

(a) Contribution by Payroll Deduction or Direct Payment. Except as otherwise authorized by the Committee, all contributions to the Plan shall be made only by payroll deductions or by direct after-tax contributions to the Plan at such times and subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions the Plan and the provisions of Section 423 of the Code or any successor thereto, and shall be treated in the same manner as payroll deductions contributed to the Plan as provided herein.

(b) Payroll Deduction Election on Enrollment Agreement. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering Period that he or she is a Participant in an amount (i) not less than 1% and not more than 15% of the Participant’s Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant, or (ii) denominated in dollars of not less than $5 and not more than $500 of the Participant’s Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant. The amount of payroll deductions must be a whole percentage (e.g., 1%, 2%, 3%, etc.), or a whole dollar amount, as applicable, of the Participant’s Compensation.

(c) Commencement of Payroll Deductions. Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for Participants enrolling in the Plan shall commence with the earliest administratively practicable payroll period that begins on or after the Entry Date with respect to which the Participant files an enrollment agreement in accordance with Section 5.

(d) Automatic Continuation of Payroll Deductions. Unless a Participant elects otherwise prior to the last day of an Offering Period, such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period (and, for purposes of such Offering Period the Participant’s “Entry Date” shall be deemed to be the first day of such Offering Period) and (ii) to have authorized the same payroll deduction for the immediately succeeding Offering Period as was in effect for the Participant immediately prior to the commencement of the succeeding Offering Period.

(e) Change of Payroll Deduction Election. A Participant may decrease or increase the rate or amount of his or her payroll deductions during an Offering Period (within the limitations of Section 6(b) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate or amount of payroll deductions; provided, that a Participant may not change the rate or amount of his or her payroll deductions with respect to any Offering Period that is ongoing at the time the Committee receives the new enrollment agreement. Except as otherwise determined by the Committee under rules applicable to all Participants, the change in rate or amount shall be effective as of the next Offering Period that begins after the date the Committee receives the new enrollment agreement, provided that the Committee received the new enrollment agreement on or before the twenty-fifth (25th) day (or such other day as the Committee may prescribe for all eligible Employees) of the month preceding the month in which the Offering Period to which such new enrollment agreement relates, begins. Additionally, a Participant may discontinue his or her participation in the Plan as provided in Section 13(a). Notwithstanding anything in this Section 6(e) of the Plan to the contrary, a Participant may elect, on or before May 15, 2015, (i) to stop his or her payroll deductions with respect to the Offering Period that began on April 1, 2015 and is ongoing at the time the Committee receives the Participant’s election to stop his or her payroll deductions, and (ii) in the case of a Participant that makes the election in subsection (i) above to stop his or her payroll deductions with respect to the Offering Period that began on April 1, 2015, to either (A) receive all Plan Contributions credited to the Participant’s account, if any, and not yet invested in Common Stock, to be paid to the Participant as soon as administratively practicable after receipt of the Participant’s election to receive such Plan Contributions, or (B) to keep all Plan Contributions credited to the Participant’s account, if any, in the Plan to be used in accordance with the terms of the Plan (the “Special Election”). Notwithstanding anything in Section 6(d) of the Plan to the contrary, if a Participant makes the Special Election to stop his or her payroll deductions with respect to the Offering Period that began on April 1, 2015, such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period (and, for purposes of such Offering Period the Participant’s “Entry Date” shall be deemed to be the first day of such Offering Period) and (ii) to have authorized the same payroll deduction for the immediately succeeding Offering Period as was in effect for the Participant immediately prior to the effective date of the Participant’s Special Election.

(f) Automatic Changes in Payroll Deduction. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 7(d) hereof, or any other applicable law, a Participant’s payroll deductions may be decreased, including to zero dollars or 0%, as applicable, at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year are equal to the product of $25,000 multiplied by the Applicable Percentage for the calendar year. Payroll deductions shall recommence at the rate or amount provided in the Participant’s enrollment agreement at the beginning of the following Offering Period which is scheduled to end in the following calendar year, unless the Participant terminates participation as provided in Section 13(a).

7. Grant of Option.

(a) Shares of Common Stock Subject to Option. On a Participant’s Entry Date, subject to the limitations set forth in Section 7(d) and this Section 7(a), the Participant shall be granted an option to purchase on the Exercise Date during the Offering Period in which such Entry Date occurs (at the Exercise Price determined as provided in Section 7(b) below) up to a number of shares of Common Stock determined by dividing such Participant’s Plan Contributions accumulated prior to such Exercise Date and retained in the Participant’s account as of such Exercise Date by the Exercise Price; provided, that the maximum number of shares a Participant may purchase during any Offering Period shall be 5,000 shares.

(b) Exercise Price. The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the lower of: (i) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date.

(c) Fair Market Value. The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Common Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which shares are traded on the date as of which such value is being determined, or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(d) Limitation on Option that may be Granted. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code accrue at a rate which exceeds $25,000 of Fair Market Value of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(e) No Rights as Shareholder. A Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

8. Exercise of Options.

(a) Automatic Exercise. A Participant’s option for the purchase of shares shall be exercised automatically on each Exercise Date, and the maximum number of full and partial shares subject to the option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited to the Participant’s account under the Plan. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

(b) Carryover of Excess Contributions. Any amount remaining to the credit of a Participant’s account after the purchase of shares by the Participant on an Exercise Date which is insufficient to purchase a full share of Common Stock shall remain in the Participant’s account, and be carried over to the next Offering Period, unless the Participant withdraws from participation in the Plan or elects to withdraw his or her account balance in accordance with Section 10(c). Any amount remaining to the credit of a Participant’s account after the purchase of shares by the Participant on an Exercise Date which is sufficient to purchase one or more full shares of Common Stock shall be distributed to the Participant in accordance with Section 10(c).

9. Issuance of Shares.

(a) Delivery of Shares. As promptly as practicable after each Exercise Date, the Company shall arrange for the delivery to each Participant (or the Participant’s beneficiary), as appropriate, or to a custodial account held by a custodian appointed by the Company for the benefit of each Participant (or the Participant’s beneficiary) as appropriate, of a certificate representing the shares purchased upon exercise of the Participant’s option or, at the Company’s option, through appropriate book entry procedures. Unless otherwise permitted by the Committee, based upon rules and procedures that are uniformly applied to all Participants, all shares purchased upon exercise of the Participant’s option that are delivered to a custodial account held by a custodian appointed by the Company for the benefit of the Participant shall not be eligible for transfer out of the custodial account held by a custodian appointed by the Company for the benefit of the Participant, until the later of (i) the two-year anniversary of the Offering Date on which the Participant’s option to purchase such shares was granted, and (ii) the one-year anniversary of the Exercise Date on which the Participant purchased the shares, unless the transfer would be considered a “disposition of stock” for purposes of Section 423 of the Code, which generally includes any sale, exchange, gift, or any transfer of legal title of the shares other than transfers to the Participant’s estate or by bequest or inheritance, certain tax-free exchanges, a mere pledge or hypothecation, or a transfer to the Participant’s spouse or incident to divorce (as described in Section 1041(a) of the Code).

(b) Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

(c) Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed. In accordance with the foregoing sentence, no options shall be exercised, and no shares shall be purchased, on June 30, 2015, or any other Exercise Date, unless a Form S-8 for the Plan has been filed and is fully effective in accordance with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, on the applicable Exercise Date. Any Plan Contributions held by the Company on any Exercise Date for which purchases may not be made pursuant to the preceding sentence shall be returned to the Participants who made those Plan Contributions as soon as administratively practicable after the applicable Exercise Date.

(d) Withholding. The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

10. Participant Accounts.

(a) Bookkeeping Accounts Maintained. Individual bookkeeping accounts will be maintained for each Participant in the Plan to account for the balance of his Plan Contributions, options issued, and shares purchased under the Plan. However, all Plan Contributions made for a Participant shall be deposited in the Company’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

(b) Participant Account Statements. Statements of account will be given to Participants semi-annually in due course following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

(c) Withdrawal of Account Balance Following Exercise Date. A Participant may elect at any time within the first thirty (30) days following any Offering Period, or at such other time as the Committee may from time to time prescribe, to receive in cash any amounts carried-over in accordance with Section 8(b). An election under this Section 10(c) shall not be treated as a withdrawal from participation in the Plan under Section 13(a). Notwithstanding the foregoing, any amount remaining to the credit of a Participant’s account after the purchase of shares by the Participant on an Exercise Date which is sufficient to purchase one or more full shares of Common Stock shall be distributed to the Participant as soon as administratively practicable following such Exercise Date.

11. Designation of Beneficiary.

(a) Designation. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of the Participant’s death subsequent to an Exercise Date on which the Participant’s option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of the Participant’s death prior to the exercise of the option.

(b) Change of Designation. A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12. Transferability. Neither Plan Contributions credited to a Participant’s account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 11). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 13(a).

13. Withdrawal; Termination of Employment.

(a) Withdrawal. A Participant may withdraw from the Plan at any time by giving written notice to the Company. Payroll deductions, if any have been authorized, shall cease as soon as administratively practicable after receipt of the Participant’s notice of withdrawal, and, subject to administrative practicability, no further purchases shall be made for the Participant’s account. All Plan Contributions credited to the Participant’s account, if any, and not yet invested in Common Stock, will be paid to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal. The Participant’s unexercised options to purchase shares pursuant to the Plan automatically will be terminated. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 5(a) and subject to the restriction provided in Section 13(b), below.

(b) Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to Section 13(a) shall not again be eligible to participate in the Plan prior to the beginning of the Offering Period that commences at least 3 months from the date the Former Participant withdrew, and the Former Participant must submit a new enrollment agreement in accordance with Section 5(a) in order to again become a Participant as of that date. For the avoidance of doubt, the termination of a Participant’s Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death under Section 13(c), shall not be treated as a withdrawal from the Plan pursuant to Section 13(a) and therefore, the provisions of this Section 13(b) shall not be applicable to a Participant whose Continuous Status as an Employee terminates prior to any Exercise Date for any reason, including retirement or death under Section 13(c).

(c) Termination of Employment. Upon termination of a Participant’s Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death, the Plan Contributions credited to the Participant’s account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant’s beneficiary as determined pursuant to Section 11, and the Participant’s option to purchase shares under the Plan will automatically terminate.

14. Common Stock Available under the Plan.

(a) Number of Shares. Subject to adjustment as provided in Section 14(b) below, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 2,000,000 shares. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

(b) Adjustments Upon Changes in Capitalization; Corporate Transactions.

i. If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

ii. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

iii. In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger of the Company with or into another corporation (each, a “Sale Transaction”), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant’s option has been changed to the New Exercise Date and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 13(a). For purposes of this Section 14(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value (as determined by the Committee in its sole and absolute discretion) to the per share consideration received by the holders of Common Stock in the Sale Transaction.

iv. In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 14, and the Committee’s actions hereunder shall be final and binding on all Participants. Fractional shares of Common Stock may be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.

15. Administration.

(a) Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.

(b) Requirements of Exchange Act. Notwithstanding the provisions of Section 15(a) above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.

16. Amendment, Suspension, and Termination of the Plan.

(a) Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation, the Company shall obtain shareholder approval of any such amendment. The Committee is permitted to allocate and delegate its authority to amend the Plan to certain other person or persons that it deems appropriate, subject to any limitations as the Committee may provide.

(b) Suspension of the Plan. The Board or the Committee may, as of the close of any Exercise Date, suspend the Plan; provided, that the Board or Committee provides notice to the Participants at least five business days prior to the suspension. The Board or Committee may resume the normal operation of the Plan as of any Exercise Date; provided further, that the Board or Committee provides notice to the Participants at least 20 business days prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 13(a)), however no options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant during the suspension period. Participants shall have the right to withdraw carryover funds provided in Section 10(c) throughout any suspension period. The Plan shall resume its normal operation upon termination of a suspension period.

(c) Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate on the earliest of:

i. the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

ii. such date as is determined by the Board in its discretion; or

iii. the last Exercise Date immediately preceding the tenth (10th) anniversary of the Restatement Effective Date.

In the event that the Plan terminates under circumstances described in Section 16(c)(i) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis, based on the relative value of their cash account balances in the Plan as of the termination date.

17. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

18. Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

19. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or any Subsidiary to terminate, or otherwise modify, an employee’s employment at any time.

20. Applicable Law. The internal laws of the State of Florida shall govern all matter relating to this Plan except to the extent (if any) superseded by the laws of the United States.

21. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

22. Effective Date. Subject to adoption of the Plan by the Board, the Plan shall become effective on the First Offering Date. The Board shall submit the Plan to the shareholders of the Company for approval within twelve months after the date the Plan is adopted by the Board.

MASTEC, INC. 800 S. DOUGLAS ROAD - 12TH FLOOR CORAL GABLES, FL 33134

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by MasTec, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M96117-P68809	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MASTEC, INC.		For All	Withhold All	For All Except	To withhold authority to vote for some (but not all) nominees, mark “For All Except” and write the name of the nominee(s) for whom you wish to withhold authority to vote on the line below.
The Board of Directors recommends you vote “FOR” the following:
1.	Election of Class II Directors	☐	☐	☐
Nominees
01) José R. Mas
02) John Van Heuvelen
The Board of Directors recommends you vote “FOR” Proposal 2 and Proposal 3.						For	Against	Abstain
2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2015.					☐	☐	☐
3.	To approve the Amended and Restated 2011 Employee Stock Purchase Plan, to increase the maximum number of shares issuable thereunder from 1,000,000 to 2,000,000.					☐	☐	☐

NOTE: In the Proxies’ discretion, in accordance with the recommendation of MasTec’s Board of Directors, the Proxies are authorized to vote on any other business that may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

M96118-P68809

PROXY FOR 2015 ANNUAL MEETING OF SHAREHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS OF MASTEC, INC.

The undersigned hereby constitutes and appoints Alberto de Cardenas and Cristina Canales (the “Proxies”), or any one of them, each with full power of substitution, attorneys and Proxies for the undersigned, to vote all shares of common stock of MasTec, Inc. (“MasTec”) that the undersigned would be entitled to vote at the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Douglas Entrance Building, South Tower, located at 806 S. Douglas Road, 10th Floor, Royal Poinciana Conference Room, Coral Gables, Florida 33134 at 9:30 a.m. EDT on Thursday, October 15, 2015, or any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including, but not limited to, the matters stated on the reverse side, in the manner directed herein.

If shares of MasTec’s Common Stock are issued to or held for the account of the undersigned under the MasTec 401(k) Retirement Plan (the “Plan”), then the undersigned hereby directs the Trustee of the Plan to vote all shares of MasTec’s Common Stock in the undersigned’s name and/or account under the Plan in accordance with the instructions given herein at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including, but not limited to, the matters stated on the reverse side.

ANY PROPER PROXY RECEIVED BY MASTEC AS TO WHICH NO CHOICE HAS BEEN INDICATED WILL BE VOTED BY THE PROXIES “FOR ALL” THE NOMINEES SET FORTH ON THE REVERSE SIDE, “FOR” THE RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015, “FOR” APPROVAL OF THE AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN, TO INCREASE THE MAXIMUM NUMBER OF SHARES ISSUABLE THEREUNDER FROM 1,000,000 TO 2,000,000, AND IN ACCORDANCE WITH THE RECOMMENDATION OF MASTEC’S BOARD OF DIRECTORS ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. YOUR PROXY CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS CARD OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING SET FORTH ON THE REVERSE SIDE.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on October 15, 2015.

MASTEC, INC.

MASTEC, INC.
800 S. DOUGLAS ROAD - 12TH FLOOR CORAL GABLES, FL 33134

Meeting Information

Meeting Type:	Annual Meeting

For holders as of:	August 11, 2015

Date: October 15, 2015 Time: 9:30 AM EDT

Location: Douglas Entrance Building
806 S. Douglas Road
10th Floor, Royal Poinciana Conference Room
Coral Gables, Florida 33134

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper or e-mail copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT         10-K WRAP

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:             www.proxyvote.com

2) BY TELEPHONE:         1-800-579-1639

3) BY E-MAIL*:                 sendmaterial@proxyvote.com

*   If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before October 1, 2015 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote “FOR” the following:

1. Election of Class II Directors

Nominees

01) José R. Mas

02) John Van Heuvelen

The Board of Directors recommends you vote “FOR” Proposal 2 and Proposal 3.

2. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2015.

3. To approve the Amended and Restated 2011 Employee Stock Purchase Plan, to increase the maximum number of shares issuable thereunder from 1,000,000 to 2,000,000.

NOTE: In the Proxies’ discretion, in accordance with the recommendation of MasTec’s Board of Directors, the Proxies are authorized to vote on any other business that may properly be presented at the Annual Meeting or any adjournments or postponements thereof.